The information in this preliminary prospectus supplement and accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and accompanying prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(4)
 Registration No. 333-259613
SUBJECT TO COMPLETION, DATED FEBRUARY 6, 2023.
PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 17, 2021)
$200,000,000
CureVac N.V.
Common Shares

We are offering $200,000,000 of our common shares, nominal value €0.12 per share.
Our common shares are listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “CVAC.” On February 3, 2023, the last reported sale price of our common shares on Nasdaq was $11.06 per share.
Investing in our common shares involves a high degree of risk. See the “Risk Factors” section beginning on page S-5 of this prospectus supplement and the risk factors in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to $30,000,000 of additional common shares from us at the public offering price less underwriting discounts and commissions.

Delivery of the common shares is expected to be made on or about February  , 2023.
Goldman Sachs & Co. LLC Jefferies SVB Securities
Van Lanschot Kempen

Prospectus supplement dated February  , 2023.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common shares. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus provides you with a general description of the securities that may be offered by us, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement adds to, updates and, where applicable, modifies and supersedes information contained or incorporated by reference in the accompanying prospectus.
Before buying any of the securities that we are offering, you should carefully read both this prospectus supplement and the accompanying prospectus with all of the information incorporated by reference in this prospectus supplement, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement forms a part. You should read the exhibits carefully for provisions that may be important to you.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. If information in this prospectus supplement is inconsistent with the documents incorporated by reference in this prospectus supplement filed prior to the date of this prospectus supplement, this prospectus supplement will apply and will supersede that information. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
The information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or in the accompanying prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Neither we nor the underwriters have authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor the underwriters take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
For investors outside the United States: Neither we nor the underwriters have taken any action that would permit the offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement outside the United States.
Unless otherwise indicated or the context otherwise requires all references to “CureVac” or the “company,” the “Company,” “we,” “our” or “us” or similar terms refer to CureVac N.V., together with its subsidiaries, including CureVac SE, CureVac Manufacturing GmbH, CureVac Inc., CureVac Swiss AG, CureVac Corporate Services GmbH, CureVac RNA Printer GmbH, CureVac Belgium SA and CureVac Netherlands B.V.
We are a holding company and our assets are predominately formed by the capital stock of our wholly owned subsidiaries, including CureVac SE. CureVac N.V. operates and controls all of the business and affairs and consolidates the financial results of CureVac SE and our other subsidiaries. We are incorporated in

S-ii

the Netherlands, and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Trademarks
We own or have rights to various trademarks and trade names, including CureVac® and the CureVac logo, that we use in connection with the operation of our business. This prospectus supplement may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. We do not intend our use or display of other entities’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity. Solely for convenience, the trademarks, trade names and service marks in this prospectus supplement are referred to without the symbols ® and ™, or SM, but the omission of such references should not be construed as any indication that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.
Presentation of Financial Information
We report under International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”). We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.
Our financial statements included in this prospectus supplement and the accompanying prospectus are presented in euro and, unless otherwise specified, all monetary amounts are in euro. All references in this prospectus supplement to “$,” “U.S. dollars” and “dollars” means U.S. dollars and all references to “€” and “euro” mean euro, unless otherwise noted. In this prospectus supplement, unless otherwise indicated, some euro amounts have been translated into U.S. dollars at a rate of $1.0937 to €1.00, the official exchange rate quoted as of February 3, 2023 by the European Central Bank.
Market and Industry Data
Unless otherwise indicated, information contained or incorporated by reference in this prospectus supplement concerning our industry, including our general expectations and market position, market opportunity and market size estimates, is based on information from independent industry analysts, third party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third party sources, as well as data from our internal research, and are based on assumptions made by us based on such data and our knowledge of such industry and market, which we believe to be reasonable. In addition, while we believe the market opportunity information included in this prospectus supplement is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Risk Factors.”

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement. This summary may not contain all the information that may be important to you, and you should read this entire prospectus supplement, the accompanying prospectus and also the documents incorporated by reference in this prospectus supplement carefully, including the “Risk Factors” section beginning on page S-5 of this prospectus supplement and the “Risk Factors” section incorporated by reference from our Annual Report on Form 20-F for the year ended December 31, 2021, and our consolidated financial statements and the related notes that are incorporated by reference herein, before deciding to invest in our common shares.
Our Business
We are a global biopharmaceutical company developing a new class of transformative medicines based on messenger ribonucleic acid that has the potential to improve the lives of people. Our vision is to revolutionize medicine and open new avenues for developing therapies by enabling the body to make its own drugs. Messenger ribonucleic acid, or mRNA, plays a central role in cellular biology in the production of proteins in every living cell. We are the pioneers in successfully harnessing mRNAs designed to prevent infections and to treat diseases by mimicking human biology to synthesize the desired proteins. Our technology platform is based on a targeted approach to optimize mRNA constructs that encode functional proteins that either induce a desired immune response or replace defective or missing proteins using the cell’s intrinsic translation machinery. Our current product portfolio includes clinical and preclinical candidates across multiple disease indications in prophylactic vaccines, oncology and molecular therapy.
In prophylactic vaccines, we are advancing our second-generation mRNA backbone against coronavirus (SARS-CoV 2) and a range of infectious diseases including influenza in collaboration with GlaxoSmithKline Biologicals SA, or GSK. In oncology, we plan to build a meaningful portfolio and create long-term value to accelerate growth beyond the recent progress in prophylactic vaccines. Developing new oncology candidates is characterized by similar medical challenges as in infectious diseases, including selection and accessibility of disease-relevant antigens, enhancing antigen-induced immune activation, and triggering immune responses led by a strong induction of tumor-killing T cells.
Recent Developments: Interim Clinical Data
On January 6, 2023 and January 30, 2023, we announced positive preliminary data from ongoing Phase 1 clinical programs in COVID-19 and seasonal flu, assessing both modified and unmodified mRNA technology. The tested vaccine candidates are being developed in collaboration with GSK. The preliminary results generated by this broad technology approach showed that vaccine candidates using a modified second-generation mRNA backbone produced promising immunogenicity and reactogenicity profiles in both indications.
COVID-19 Program
The second-generation mRNA backbone using modified mRNA was selected as the preferred technology for further clinical development in the COVID-19 program. The available preliminary data for CV0501 are based on cohort sizes of up to 30 subjects. Safety data cover the fully recruited dose groups of 12, 25, 50, 100 and 200µg in the younger adult age group (age 18-64) and 12, 25 and 50µg in the older adult age group (age ≥65). CV0501 was shown to be generally well tolerated. Immunogenicity data available for both younger adults and older adults showed relevant titers of neutralizing antibodies beginning at the lowest tested dose. On day 29 at the 12µg dose level, CV0501 generated a ratio of post-boost to pre-boost serum neutralizing titers against BA.1 of 8.1 for younger adults and 13.3 for older adults.
While CV0501 encodes the Omicron BA.1 variant, a Phase 2 clinical study, expected to start later in 2023, will assess monovalent and/or bivalent vaccine candidates designed to target clinically relevant variants.
Seasonal Flu Program
The second-generation mRNA backbone using modified mRNA was selected as the preferred technology for further clinical development in the seasonal flu vaccine program. In the Phase 1 study of the monovalent Flu-SV-mRNA, expressing an H1N1 hemagglutinin antigen (subtype of influenza A), five doses ranging from 2 to 54µg with up to 25 subjects per dose cohort were evaluated in younger adults (age 18-45). In this age group, preliminary safety and reactogenicity data showed that the monovalent Flu-SV-mRNA candidate was generally well tolerated with no safety concerns observed to date across all tested dose levels. A single dose of Flu-SV-mRNA (dose level undisclosed) was assessed for safety and reactogenicity in older adults (age 60-80) and was also observed to be safe and well tolerated with no grade 3 adverse events in the 32 subjects who were administered the mRNA construct. Immunogenicity of the monovalent Flu-SV-mRNA was assessed in parallel with a licensed seasonal flu vaccine comparator in both age groups. In younger adults, adjusted geometric mean hemagglutinin inhibition antibody titers elicited by Flu-SV-mRNA increased up to approximately 3.3 times those elicited by the licensed flu vaccine comparator in younger adults. In older adults, adjusted geometric mean hemagglutinin inhibition antibody titers elicited by Flu-SV-mRNA were approximately 2.3 times those elicited by the licensed flu vaccine comparator. In the same age group, the percentage of subjects achieving seroconversion was 89.7% for Flu-SV-mRNA and 56.2% for the licensed flu vaccine comparator.
Interim data support the progression of the modified second-generation mRNA technology for the development of a multivalent mRNA flu vaccine. The vaccine candidate for future clinical development is expected to target all four strains recommended by the WHO for influenza vaccines. A Phase 1/2 study for multivalent vaccine candidates is expected to start around mid-2023.
Based on these preliminary data, development of modified mRNA COVID-19 and flu vaccine candidates will be advanced to the next stage of clinical testing in 2023.
Company and Corporate Information
We are a Dutch public company (naamloze vennootschap) incorporated pursuant to the laws of the Netherlands and registered in the commercial register at the Netherlands Chamber of Commerce under 77798031. Our principal executive offices are located at Friedrich-Miescher-Strasse 15, 72076 Tübingen, Germany. Our telephone number at this address is +49 7071 9883 0. Our agent for service of process in the United States is CureVac Inc., located at 250 Summer St. 3rd Fl., Boston, Massachusetts 02210. Our principal website is www.curevac.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated in this prospectus supplement.
Implications of Being a Foreign Private Issuer
We are considered a “foreign private issuer.” Accordingly, we report under the Exchange Act, as a non-U.S. company with foreign private issuer status. This means that as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•
the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•
the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.
In this prospectus supplement and in the documents incorporated by reference in this prospectus supplement, we have taken advantage of certain of the reduced reporting requirements as a result of being a foreign private issuer. Accordingly, the information contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement may be different than the information you receive from other public companies in which you hold equity securities.

THE OFFERING
Securities offered by us
$200,000,000 of common shares.
Option to purchase additional common shares
The underwriters have an option to purchase up to $30,000,000 of additional common shares from us, at the public offering price, less the underwriting discounts and commissions, within 30 days of the date of this prospectus supplement.
Common shares outstanding immediately after this
offering
        common shares (or          common shares if the underwriters exercise their option to purchase additional common shares in full).
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $      million (or approximately $      million if the underwriters exercise their option to purchase additional common shares in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering to fund our ongoing business activities and development of our pipeline and for other general corporate purposes. See “Use of Proceeds.”
Risk factors
Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider before deciding to invest in our common shares.
Nasdaq symbol
“CVAC”
The number of our common shares to be outstanding immediately after this offering is based on 194,954,225 common shares outstanding as of December 31, 2022 and, as of that date, gives effect to the sale of           common shares in this offering and excludes:
•
6,407,473 common shares issuable upon the exercise of option awards outstanding under the Equity Incentive Plan as of December 31, 2022; and

•
378,300 shares of our common shares issuable upon the vesting of restricted stock units outstanding as of December 31, 2022.

Unless otherwise noted, all information contained in this prospectus supplement also reflects and assumes no exercise by the underwriters of their option to purchase up to       additional common shares.

RISK FACTORS
Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the following risks and those included in our Annual Report on Form 20-F for the year ended December 31, 2021, and any updates to those risk factors in our reports on Form 6-K, incorporated by reference in this prospectus supplement and accompanying prospectus, together with all of the other information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.
Risks Related to this Offering and Ownership of Our Common Shares
You may experience immediate and substantial dilution in the net tangible book value of your investment.
Since the offering price per common share in this offering will be substantially higher than the net tangible book value per common share of our common shares outstanding prior to this offering, you will suffer immediate and substantial dilution with respect to the net tangible book value of the common shares you purchase in this offering. After giving effect to this offering, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, you would experience immediate dilution of $      per share, representing the difference between the public offering price and our as adjusted net tangible book value as of September 30, 2022. Further, the future exercise of any options or the vesting and settlement of any restricted stock units or the underwriters’ exercise of their option to purchase additional common shares would result in additional dilution of your investment. See “Dilution.”
The market price of our common shares may be volatile and may fluctuate due to factors beyond our control.
The market price of our common shares could be subject to wide fluctuations in response to many factors, including those listed under “Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2021, those contained in our reports on Form 6-K incorporated by reference in this prospectus supplement and accompanying prospectus and others beyond our control, including results and timing of preclinical studies and clinical trials of our product candidates; results of clinical trials of our competitors’ products; public concern relating to the commercial value or safety of any of our product candidates; our inability to adequately protect our proprietary rights, including patents, trademarks and trade secrets; our inability to raise additional capital and the terms on which we raise it; commencement or termination of any strategic collaboration or licensing arrangement; regulatory developments, including actions with respect to our products or our competitors’ products; actual or anticipated fluctuations in our financial condition and operating results; publication of research reports by securities analysts about us or our competitors or our industry; our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market; additions and departures of key personnel; strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy; the passage of legislation or other regulatory developments affecting us or our industry, including changes in the structure of healthcare payment systems; fluctuations in the valuation of companies perceived by investors to be comparable to us; sales of our securities by us, our insiders or our other shareholders; speculation in the press or investment community; announcement or expectation of additional financing efforts; changes in market conditions for biopharmaceutical stocks; and changes in general market and economic conditions.
In addition, the stock market has historically experienced significant volatility, particularly with respect to pharmaceutical, biotechnology and other life sciences company stocks. The volatility of pharmaceutical, biotechnology and other life sciences company stocks often does not relate to the operating performance of the companies represented by the stock. As we operate in a single industry, we are especially vulnerable to these factors to the extent that they affect our industry or our product candidates, or to a lesser extent, our markets. In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This risk is especially relevant for biotechnology companies, which have experienced significant stock price volatility in recent years. Securities litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.
Future sales, or the possibility of future sales, of a substantial number of our common shares could adversely affect the price of our common shares and dilute shareholders.
Future sales of a substantial number of our common shares, or the perception that such sales will occur, could cause a decline in the market price of our common shares. If our existing shareholders sell substantial amounts of common shares in the public market, or the market perceives that such sales may occur, the market price of our common shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected.
Moreover, we have registered on a registration statement on Form F-3 for the sale of shares held by certain of our shareholders who are party to an investor rights and lockup agreement entitling such shareholders to certain registration rights. In addition, we have registered on a registration statement on Form S-8 all common shares that we may issue under our equity incentive plan. As a result, these shares can be freely sold in the public market upon issuance, subject to restrictions applicable to affiliates. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common shares could decline.
If we sell common shares, convertible securities or other equity securities, existing shareholders may be diluted by such sales, and in certain cases new investors could gain rights superior to those of our existing shareholders. We are currently party to an open market sale agreement with Jefferies LLC and SVB Securities LLC, pursuant to which we may sell our common shares for aggregate gross proceeds of $600 million from time to time through an “at-the-market” equity offering program. Any sales of our common shares, or the perception that such sales could occur, could have a negative impact on the trading price of our common shares.
We have broad discretion in the use of the net proceeds from this offering, and we may not use them effectively.
We currently intend to use the net proceeds from this offering as described in “Use of Proceeds.” However, our board of directors and our management retain broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common shares. Our failure to apply these funds effectively could result in financial losses, which could have a material adverse effect on our business, results of operations, financial condition and prospects.
The ability for our shareholders to alter the members of our management board or supervisory board may be limited by the Dutch cooling-off period or response period in face of shareholder activism or hostile take-over.
Under Dutch law, our management board (with the approval of our supervisory board) may invoke a statutory cooling-off period for up to 250 days in the following instances, provided that, in each of these instances, the management board believes that such proposal or offer materially conflicts with the interests of the Company and its business:
•
shareholders, using either their shareholder proposal right or their right to request a general meeting of shareholders, propose an agenda item to dismiss, suspend or appoint a member of the management board or supervisory board (or to amend any provision in the articles of association dealing with those matters) at a general meeting of shareholders; or

•
a public offer for the Company is made or announced without the Company’s support.

During the cooling-off period, if invoked, our general meeting of shareholders will not be able to dismiss, suspend or appoint members of the management board or supervisory board (or amend the provisions in the articles of association dealing with those matters), unless proposed by the management board.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain statements that constitute forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). All statements other than statements of historical facts, including statements regarding our future results of operations and financial position, business and commercial strategy, potential market opportunities, products and product candidates, research pipeline, ongoing and planned preclinical studies and clinical trials, regulatory submissions and approvals, research and development costs, timing and likelihood of success, as well as plans and objectives of management for future operations are forward-looking statements. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “will” and “potential,” among others.
Forward-looking statements are based on our management’s beliefs and assumptions and on information available to our management at the time such statements are made. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified in the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement. Forward-looking statements speak only as of the date on which they were made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise. You should read this prospectus supplement, the documents incorporated by reference in this prospectus supplement and the documents that we have filed as exhibits to the registration statement of which the accompanying prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of such statements, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $      million (or approximately $      million if the underwriters exercise their option to purchase additional common shares in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering to fund our ongoing business activities and development of our pipeline and for other general corporate purposes.
Our expected use of the net proceeds from this offering represents our current intentions based on our present plans and business condition, which could change as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds from this offering will vary depending on numerous factors. As a result, we cannot predict with certainty all of the particular uses for any net proceeds to be received or the amounts that we will actually spend on the uses set forth above. Our board of directors and our management retains broad discretion in the application of the net proceeds from this offering.
Pending the use of the proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation instruments, which may include all or a combination of short-term and long-term interest-bearing instruments and investment-grade securities. We cannot predict whether the proceeds invested will yield a favorable return.

CAPITALIZATION
The following table sets forth our cash and cash equivalents, shareholders’ equity and capitalization as of September 30, 2022:
•
on an actual basis; and

•
on an as adjusted basis to give effect to our issuance and sale of           common shares in this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with our consolidated financial statements, including the notes thereto, incorporated by reference in this prospectus supplement.
	As of September 30, 2022
	Actual	As Adjusted
	(in thousands of euros) (unaudited)
Cash and cash equivalents	540,865
Equity:
Issued capital	22,834
Capital reserve	1,781,316
Treasury shares	(1,734)
Accumulated deficit	(1,177,030)
Other comprehensive income	(398)
Total shareholders’ equity	624,988
Total capitalization	624,988

DILUTION
If you invest in our common shares in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per common share after this offering.
Our historical net tangible book value as of September 30, 2022 was €591.2 million (or $646.6 million), corresponding to a net tangible book value of €3.11 (or $3.40) per common share. Net tangible book value per share is determined by dividing our total assets, less intangible assets, less total liabilities by the number of our common shares outstanding.
After giving effect to this offering at a public offering price of €      (or $     ) per common share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2022 would have been approximately €      million (or $      million), representing €      (or $      ) per common share. This represents an immediate increase of €      (or $      ) per common share from the net tangible book value as of September 30, 2022. If you purchase our securities in this offering, you will experience immediate dilution in net tangible book value of €      (or $      ) per common share, which is the difference between the public offering price and our as adjusted net tangible book value per common share. The following table illustrates this dilution to new investors purchasing common shares in the offering:
	$	€
Public offering price per common share
Historical net tangible book value per common share as of September 30, 2022	3.40	3.11
Increase in net tangible book value per common share attributable to this offering
As adjusted net tangible book value per common share as of September 30, 2022 after giving effect to the offering
Dilution per common share to new investors
Percentage of dilution per common share to new investors	%	%
If the underwriters exercise their option to purchase the additional common shares in full, the as adjusted net tangible book value will increase to €      (or $      ) per common share, representing an immediate increase of €      (or $      ) per common share from the net tangible book value as of September 30, 2022.
To the extent that any outstanding options or restricted stock units under our share-based compensation plans are exercised, new options or restricted stock units are issued under our share-based compensation plans or we issue additional common shares in the future, there will be further dilution to investors participating in this offering.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
The Company
We were incorporated pursuant to the laws of the Netherlands as CureVac B.V. on April 7, 2020 to become a holding company for CureVac AG prior to our initial public offering. Pursuant to the terms of a corporate reorganization (the “Corporate Reorganization”), all of the outstanding shares in CureVac AG were contributed and transferred to CureVac B.V. in a capital increase in exchange for common shares of CureVac B.V. and, as a result, CureVac AG became a wholly owned subsidiary of CureVac B.V. and then current shareholders of CureVac AG became the shareholders of CureVac B.V. Immediately following such exchange, and prior to the listing of our common shares on Nasdaq, we converted into a public company (naamloze vennootschap) under Dutch law pursuant to a Dutch notarial deed of amendment and conversion, following which our legal name became CureVac N.V. As part of our Corporate Reorganization, outstanding shares of all series in CureVac AG were exchanged for common shares in CureVac N.V. Our affairs are governed by the provisions of our articles of association and internal rules, regulations and policies, as amended and restated from time to time, and by the provisions of applicable Dutch law. On May 4, 2022, CureVac AG, as absorbing entity, entered into a plan of merger with CureVac Beteiligungsverwaltungs AG, as transferring entity, which became effective on September 26, 2022. Upon effectiveness of the merger plan, CureVac Beteiligungsverwaltungs AG ceased to exist and CureVac AG adopted the legal form of SE (societas Europaea) preserving its identity and operating under the name CureVac SE.
We are registered in the commercial register at the Netherlands Chamber of Commerce under 77798031. Our principal executive offices are located at Friedrich-Miescher-Strasse 15, 72076 Tübingen, Germany. Our telephone number at this address is +49 7071 9883 0. Our agent for service of process in the United States is CureVac Inc., located at 250 Summer St. 3rd Fl., Boston, Massachusetts 02210. Our principal website is www.curevac.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated in this prospectus supplement.
The settlement of the common shares being issued in this offering will take place on the closing date of this offering through The Depository Trust Company (‘‘DTC’’), in accordance with its customary settlement procedures for equity securities. Each person owning common shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the common shares. Persons wishing to obtain certificates for their common shares must make arrangements with DTC.
The following is a summary of relevant information concerning our share capital and our articles of association. This summary does not constitute legal advice regarding those matters and should not be regarded as such.
Common Shares
Authorized Share Capital
The following summarizes the main rights of holders of our common shares:
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each holder of common shares is entitled to one vote per share on all matters to be voted on by shareholders generally, including the appointment of managing directors and supervisory directors;

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there are no cumulative voting rights;

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the holders of our common shares are entitled to dividends and other distributions as may be declared from time to time by us out of funds legally available for that purpose, if any, following payment of the preferred dividend if any preferred shares are outstanding;

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upon our liquidation, dissolution or winding up, the holders of common shares will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities, following payment of the preferred dividend if any preferred shares are outstanding; and

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the holders of common shares have preemptive rights in case of share issuances or the grant or rights to subscribe for shares, except if such rights are limited or excluded by the corporate body authorized to do so and except in such cases as provided by Dutch law and our articles of association.

Shareholders’ Register
Pursuant to Dutch law and our articles of association, we must keep our shareholders’ register accurate and current. The management board keeps our shareholders’ register and records names and addresses of all holders of shares, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of us as well as the amount paid on each share. The register also includes the names and addresses of those with a right of use and enjoyment (vruchtgebruik) in shares belonging to another or a pledge (pandrecht) in respect of such shares. The common shares offered in this offering will be held through DTC, therefore DTC or its nominee will be recorded in the shareholders’ register as the holder of those common shares. The shares are in registered form (op naam). We may issue share certificates (aandeelbewijzen) for registered shares in such form as may be approved by our management board.
Corporate Objectives
Pursuant to our articles of association, our main corporate objectives are:
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to incorporate, to participate in, to finance, to hold any other interest in and to conduct the management or supervision of other entities, companies and partnerships in the area of pharmaceuticals and related products;

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to acquire, to manage, to invest, to exploit, to encumber and to dispose of assets and liabilities;

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to furnish guarantees, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of group companies or other parties; and

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to do anything which, in the widest sense, is connected with or may be conducive to the objects described above.

Limitations on the Rights to Own Securities
Our common shares may be issued to individuals, corporations, trusts, estates of deceased individuals, partnerships and unincorporated associations of persons. Our articles of association contain no limitation on the rights to own our common shares and no limitation on the rights of nonresidents of the Netherlands or foreign shareholders to hold or exercise voting rights. Our preferred shares shall only be issued to the protective foundation, if and when incorporated.
Limitation on Liability and Indemnification Matters
Under Dutch law, managing directors and supervisory directors may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to the company and to third parties for infringement of the articles of association or of certain provisions of Dutch law. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Subject to certain exceptions, our articles of association provide for indemnification of our current and former managing directors and supervisory directors (and other current and former officers and employees as designated by our management board, subject to approval by our supervisory board). No indemnification shall be given to an indemnified person:
(a)
if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such indemnified person);

(b)
to the extent that his or her financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);

(c)
in relation to proceedings brought by such indemnified person against the company, except for proceedings brought to enforce indemnification to which he is entitled pursuant to our articles of association, pursuant to an agreement between such indemnified person and the company which has been approved by the management board or pursuant to insurance taken out by the company for the benefit of such indemnified person; and

(d)
for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without the company’s prior consent.

Under our articles of association, our management board may stipulate additional terms, conditions and restrictions in relation to the indemnification described above.
Shareholders’ Meetings
General meetings may be held in Amsterdam, Arnhem, Assen, The Hague, Haarlem, Hertogenbosch, Groningen, Leeuwarden, Lelystad, Maastricht, Middelburg, Rotterdam, Schiphol (Haarlemmermeer), Utrecht or Zwolle, all in the Netherlands. The annual general meeting must be held within six months of the end of each financial year. Additional extraordinary general meetings may also be held, whenever considered appropriate by the management board or the supervisory board and shall be held within three months after our management board has considered it to be likely that our equity has decreased to an amount equal to or lower than half of its paid-in and called-up share capital, in order to discuss the measures to be taken if so required.
Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law who jointly represent at least one-tenth of the issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If we have not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the requesting party/parties may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting. The court shall disallow the application if it does not appear that the applicants have previously requested our management board and our supervisory board to convene a general meeting and neither our management board nor our supervisory board has taken the necessary steps so that the general meeting could be held within six weeks after the request.
General meetings must be convened by an announcement published in a Dutch daily newspaper with national distribution. The notice must state the agenda, the time and place of the meeting, the record date (if any), the procedure for participating in the general meeting by proxy, as well as other information as required by Dutch law. The notice must be given at least 15 days prior to the day of the meeting. The agenda for the annual general meeting shall include, among other things, the adoption of the annual accounts, appropriation of our profits and proposals relating to the composition of the management board and supervisory board, including the filling of any vacancies in such bodies. In addition, the agenda shall include such items as have been included therein by the management board or the supervisory board. The agenda shall also include such items requested by one or more shareholders, or others with meeting rights under Dutch law, representing at least 3% of the issued share capital. Requests must be made in writing or by electronic means and received by us at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those that have been included in the agenda.
In accordance with the DCGC and our articles of association, shareholders having the right to put an item on the agenda under the rules described above shall exercise such right only after consulting the management board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy (for example, the removal of managing directors or supervisory directors), the management board must be given the opportunity to invoke a reasonable period to respond to such intention. Such period shall not exceed 180 days (or such other period as may be stipulated for such purpose by Dutch law and/or the DCGC from time to time). If invoked, the management board must use such response period for further deliberation and constructive consultation, in any event with the shareholders(s) concerned, and shall explore the alternatives. At the end of the response time, the management board shall report on this consultation and the exploration of alternatives to the general meeting. This shall be supervised by our supervisory board. The response period may be invoked only once for any given general meeting and shall not apply (a) in respect of a matter for which a response period has been previously invoked; or (b) if a shareholder holds at least 75% of the company’s issued share capital as a consequence of a successful public bid. The response period may also be invoked in response to shareholders or others with meeting rights under Dutch law requesting that a general meeting be convened, as described above.
Moreover, the management board, with the approval of the supervisory board, can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a general meeting or their right to request a general meeting, propose an agenda item for our general meeting to dismiss, suspend or appoint one or more managing directors or supervisory directors (or to amend any provision in our articles of association dealing with those matters) or when a public offer for our company is made or announced without our support, provided, in each case, that the management board believes that such proposal or offer materially conflicts with the interests of our company and its business. During a cooling-off period, the general meeting cannot dismiss, suspend or appoint managing directors and supervisory directors (or amend the provisions in our articles of association dealing with those matters) except at the proposal of our management board. During a cooling-off period, the management board must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of the company’s issued share capital at the time the cooling-off period was invoked, as well as with the Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on our website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, the management board must publish a report in respect of its policy and conduct of affairs during the cooling-off period on our website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at the company’s office and must be tabled for discussion at the next general meeting. Shareholders representing at least 3% of our issued share capital may request the Enterprise Chamber of the Amsterdam Court of Appeal, or the Enterprise Chamber (Ondernemingskamer), for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:
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the management board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our company and its business;

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the management board cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or

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other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no ‘stacking’ of defensive measures).

The general meeting is presided over by the chairman of the supervisory board. If no chairman has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by the vice-chairman of the supervisory board. If no vice-chairman has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by another supervisory director present at the meeting. If no supervisory director is present, the meeting shall be presided over by our CEO. If no CEO has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by another managing director present at the meeting. If no managing director is present at the meeting, the general meeting shall be presided over by any other person appointed by the general meeting. In each case, the person who should chair the general meeting pursuant to the rules described above may appoint another person to chair the general meeting instead. Managing directors and supervisory directors may always attend a general meeting. In these meetings, they have an advisory vote. The chairman of the meeting may decide, at his or her discretion, to admit other persons to the meeting.
All shareholders and others with meeting rights under Dutch law are authorized to attend the general meeting, to address the meeting and, in so far as they have such right, to vote pro rata to his or her shareholding. Shareholders may exercise these rights, if they are the holders of shares on the record date, if any, as required by Dutch law, which is currently the 28th day before the day of the general meeting. Under our articles of association, shareholders and others with meeting rights under Dutch law must notify us in writing or by electronic means of their identity and intention to attend the general meeting. This notice must be received by us ultimately on the seventh day prior to the general meeting, unless indicated otherwise when such meeting is convened.
Each common share and each preferred share confers the right on the holder to cast one vote at the general meeting. Shareholders may vote by proxy. No votes may be cast at a general meeting on shares held by us or our subsidiaries or on shares for which we or our subsidiaries hold depository receipts. Nonetheless, the holders of a right of use and enjoyment (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of use and enjoyment (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of use and enjoyment (vruchtgebruik) or a right of pledge (pandrecht). Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a general meeting.
Decisions of the general meeting are taken by a simple majority of votes cast, except where Dutch law or our articles of association provide for a qualified majority or unanimity.
Managing Directors and Supervisory Directors
Appointment of Managing Directors and Supervisory Directors
Under our articles of association, the managing directors and supervisory directors are appointed by the general meeting upon binding nomination by our supervisory board. During the periods specified below, dievini (or its legal successor or permitted assigns under the KfW dievini Shareholders’ Agreement), KfW (or its legal successors or permitted assigns under the KfW dievini Shareholders’ Agreement), and any other shareholder or group of shareholders owning at least 20% of our issued share capital, or nomination concert, have the right to make a binding nomination for one or more supervisory directors as specified below:
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during the initial nomination period for dievini (as defined by our articles of association), dievini (or its legal successor or permitted assigns under the KfW dievini Shareholders’ Agreement) will have the right under our articles of association to make a binding nomination for the following number of supervisory directors:

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four (4) supervisory directors for as long as dievini (or its legal successor or permitted assigns under the KfW dievini Shareholders’ Agreement) and its affiliates as defined by our articles of association and ultimate beneficiaries as defined by our articles of association (individually or collectively) owns at least 70% of our issued share capital;

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three (3) supervisory directors for as long as dievini (or its legal successor or permitted assigns under the KfW dievini Shareholders’ Agreement) and its affiliates as defined by our articles of association and ultimate beneficiaries as defined by our articles of association (individually or collectively) owns at least 50% (but less than 70%) of our issued share capital;

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two (2) supervisory directors for as long as dievini (or its legal successor or permitted assigns under the KfW dievini Shareholders’ Agreement) and its affiliates as defined by our articles of association and ultimate beneficiaries as defined by our articles of association (individually or collectively) owns at least 30% (but less than 50%) of our issued share capital; and

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one (1) supervisory director for as long as dievini (or its legal successor or permitted assigns under the KfW dievini Shareholders’ Agreement) and its affiliates as defined by our articles of association and ultimate beneficiaries as defined by our articles of association (individually or collectively) owns at least 10% (but less than 30%) of our issued share capital;

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during the initial nomination period for KfW (as defined by our articles of association), KfW (or its legal successors or permitted assigns under the KfW dievini Shareholders’ Agreement) will have the right under our articles of association to make a binding nomination for one supervisory director; and

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at any time, each nomination concert (excluding dievini (or its legal successors or permitted assigns under the KfW dievini Shareholders’ Agreement), its affiliates and its ultimate beneficiaries and excluding KfW (or its legal successors or permitted assigns under the KfW dievini Shareholders’ Agreement) and its affiliates for as long as dievini and KfW, respectively, have the nomination rights discussed above) will have the right under our articles of association to make a binding nomination for one supervisory director for each 20% of our issued share capital represented by that nomination concert, provided such nominee is independent from the nomination concert and CureVac N.V. under the DCGC and applicable U.S. securities laws and Nasdaq rules.

If a supervisory director who was nominated by dievini, KfW or a nomination concert ceases to be a supervisory director before the expiry of his or her term of appointment, dievini, KfW or the relevant nomination concert, as applicable, shall as soon as reasonably possible nominate a successor (if, at that time, dievini, KfW or the nomination concert, as applicable, still has nomination rights under our articles of association at that time) and our supervisory board shall subsequently and promptly convene our general meeting for purposes of appointing such nominee to the supervisory board.
The general meeting may at all times overrule the binding nomination by a resolution adopted by a simple majority of the votes cast, provided such majority represents at least one-third of the issued share capital. If the general meeting overrules the binding nature of a binding nomination, a new nomination shall be prepared by whoever made the overruled nomination.
If dievini, KfW and/or a nomination concert loses the right to nominate one or more of our supervisory directors, as applicable, the supervisory director(s), so nominated, must promptly resign. A supervisory director nominated by a nomination concert must also promptly resign once that supervisory director is no longer independent from the nomination concert or our company.
Our supervisory board adopted a diversity policy for the composition of our management board and our supervisory board, as well as a profile for the composition of the supervisory board. The supervisory board shall make any nomination for the appointment of a managing director or supervisory director with due regard to the rules and principles set forth in such diversity policy and profile, as applicable.
At a general meeting, a resolution to appoint a managing director or supervisory director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that general meeting or in the explanatory notes thereto.
Under Dutch law, when nominating a person for appointment or reappointment as a supervisory director, the nomination must be supported by reasons (if it concerns a reappointment, past performance must be taken into consideration) and the following information about such person must be provided: (i) age and profession; (ii) the aggregate nominal value of the shares held in the company’s capital; (iii) present and past positions, to the extent relevant for the performance of the tasks of a supervisory director; and (iv) the name of each entity where such person already holds a position as supervisory director or non-executive director (in case of multiple entities within the same group, the name of the group shall suffice).
Duties and Liabilities of Managing Directors and Supervisory Directors
Under Dutch law, the management board is charged with the management of the company, subject to the restrictions contained in our articles of association, and the supervisory board is charged with the supervision of the policy of the management board and the general course of affairs of the company and of the business connected with it. The managing directors may divide their tasks among themselves in or pursuant to the internal rules applicable to the management board. Each managing director and supervisory director has a statutory duty to act in the corporate interest of the company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or break-up of the company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed. The supervisory board will also observe the corporate social responsibility issues that are relevant to us. Any resolution of the management board regarding a material change in our identity or character requires approval of the general meeting. In addition, for the duration of the initial approval period, the following additional resolutions of the management board will require approval of the general meeting and our supervisory board:
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transferring the tax domicile of CureVac N.V. and/or the approval of the transfer of the corporate or administrative seat of CureVac SE;

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relocating or ceasing (including by way of disposal, demerger or similar transactions) activities in specified areas in or to a state outside the European Union, except to the extent our supervisory board considers such activities (in particular in the area of the development of vaccines) not to be material for the protection of the health of the population of the European Union;

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entering into mergers, demergers and similar reorganizations and entering into acquisitions of businesses or participations, except to the extent our supervisory board considers such transactions not to be material;

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amendments to the articles of association of CureVac SE which would affect these approval rights during the initial approval period; and

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the exercise of voting rights in CureVac SE approving, directing or causing any of the foregoing matters.

Our management board is entitled to represent the company. The power to represent the company also vests in the chief executive officer individually, as well as in any other two managing directors acting jointly.
Dividends and Other Distributions
Dividends
We may only make distributions, whether a distribution of profits or of freely distributable reserves, to our shareholders to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-in and called-up share capital plus any reserves required by Dutch law or by our articles of association.
Under our articles of association, our management board with the approval of our supervisory board may decide that all or part of the profits are carried to reserves. Before reservation of any profit, to the extent that preferred shares have been canceled and preferred distributions on those canceled shares are outstanding, the profits are first to be used to satisfy the outstanding claim to those who held those preferred shares at the moment of such cancellation becoming effective and subsequently if any preferred shares are outstanding, the preferred dividend is paid out on those preferred shares in accordance with our articles of association. The remaining profit will be at the disposal of the general meeting at the proposal of the management board for distribution on the common shares, subject to restrictions of Dutch law and approval by our supervisory board of such proposal of our management board.
We only make a distribution of dividends to our shareholders after the adoption of our annual accounts demonstrating that such distribution is legally permitted. The management board is permitted, subject to certain requirements, to declare interim dividends without the approval of the general meeting, but only with the approval of the supervisory board.
Dividends and other distributions shall be made payable not later than the date determined by the management board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).
Exchange Controls
Under Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations and similar rules. There are no special restrictions in the articles of association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote shares.
Squeeze-Out Procedures
Pursuant to Section 2:92a of the Dutch Civil Code, a shareholder who holds at least 95% of our issued share capital for his or her own account, alone or together with group companies, may initiate proceedings against the other shareholders jointly for the transfer of their shares to such shareholder. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal, or the Enterprise Chamber (Ondernemingskamer), and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to the other shareholders and will determine the price to be paid for the shares, if necessary, after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.
Dissolution and Liquidation
Under our articles of association, we may be dissolved by a resolution of the general meeting, subject to a proposal of the management board approved by our supervisory board. In the event of a dissolution, the liquidation shall be effected by the management board, under supervision of our supervisory board, unless the general meeting decides otherwise. During liquidation, the provisions of our articles of association will remain in force as far as possible. To the extent that any assets remain after payment of all debts, if any preferred shares are outstanding, the preferred dividend is first paid out on those preferred shares in accordance with our articles of association. Any remaining assets shall be distributed to the holders of common shares in proportion of their number of shares.
Dutch Corporate Governance Code
As a listed Dutch public company (naamloze vennootschap), we are subject to the DCGC. The DCGC contains both principles and best practice provisions on corporate governance that regulate relations between the management board, the supervisory board and the general meeting and matters in respect of financial reporting, auditors, disclosure, compliance and enforcement standards. The DCGC is based on a “comply or explain” principle. Accordingly, companies are required to disclose in their statutory annual reports, filed in the Netherlands, whether they comply with the provisions of the DCGC. If they do not comply with these provisions (for example, because of a conflicting Nasdaq requirement), the company is required to give the reasons for such noncompliance. See “Risk factors — we are not obligated to, and do not, comply with all best practice provisions of the Dutch Corporate Governance Code.”
We do not comply with all principles and best practice provisions of the DCGC. As of the date of this prospectus supplement, we deviate from the DCGC as summarized below, but cannot exclude the possibility of deviating from additional provisions of the DCGC, including after the date hereof in order to follow market practice or governance practices in the United States.
Under our articles of association, managing directors and supervisory directors can only be dismissed by the general meeting by simple majority, if the supervisory board or, with respect to supervisory directors nominated by dievini or KfW, by dievini (or its legal successor or permitted assigns under the KfW dievini Shareholders’ Agreement) during the nomination period for dievini or by KfW (or its legal successors or permitted assigns under the KfW dievini Shareholders’ Agreement) during the nomination period for KfW, respectively, proposes the dismissal. In other cases, the general meeting can only pass such resolution by a two-thirds majority representing at least half of the issued share capital. The DCGC recommends that the general meeting can pass a resolution to dismiss a managing director or supervisory director by simple majority, representing no more than one-third of the issued share capital.
The DCGC recommends that, for each shareholder or group of affiliated shareholders, who directly or indirectly hold more than ten percent of our issued share capital, there should be no more than one member of our supervisory board who is affiliated with that shareholder or group of shareholders. During the initial nomination period, dievini (or its legal successor or permitted assigns under the KfW dievini Shareholders’ Agreement) has the right under our articles of association to make a binding nomination for one or more supervisory directors, depending on its shareholding at that time (see above under “Appointment of Managing Directors and Supervisory Directors”) who may be affiliated with dievini. As of the date of this prospectus supplement, two members of our supervisory board are affiliated with dievini.
The DCGC recommends that more than half of the members of our compensation committee and our nomination and corporate governance committee be independent within the meaning of the DCGC. As of the date of this prospectus supplement, more than half of the members of our compensation committee and our nomination and corporate governance committee are not independent within the meaning of the DCGC (see “Management — Committees”).
The DCGC recommends against providing equity awards as part of the compensation of a supervisory director. However, we expect to deviate from this recommendation and grant equity awards to our supervisory directors, consistent with U.S. market practice.
Our Plan allows us to set the terms and conditions of equity awards granted thereunder. Under the Plan, we may grant common shares that are not subject to a lock-up period of at least five years after the date of grant, and we may grant options without restricting the exercisability of those options during the first three years after the date of grant. In those cases, this would cause additional deviations from the DCGC.
Dutch Financial Reporting Supervision Act
On the basis of the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving), or the FRSA, the Dutch Authority for the Financial Markets (Stichting Autoriteit Financiële Markten), or AFM, supervises the application of financial reporting standards by Dutch companies whose securities are listed on a Dutch or foreign stock exchange.
Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt that the company’s financial reporting meets such standards and (ii) recommend to us the making available of further explanations. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer) order us to (i) make available further explanations as recommended by the AFM, (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare or restate our financial reports in accordance with the Enterprise Chamber’s orders.
Foreign Investment Legislation
Under existing laws of the Netherlands, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations and similar rules. There are no special restrictions in the articles of association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote shares.
Listing
Our common shares are listed on Nasdaq under the symbol “CVAC.”
Transfer Agent and Registrar
Our transfer agent and registrar for the common shares is American Stock and Transfer Company.

TAXATION
The following summary contains a description of certain material Dutch, German and U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase our common shares. The summary is based upon the tax laws of the Netherlands and regulations thereunder, the tax laws of Germany and regulations thereunder and the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change. You should consult your tax advisor regarding the applicable tax consequences to you of investing in our common shares.
Material Dutch Tax Considerations
This section only outlines certain material Dutch tax consequences of the acquisition, holding and disposal of our common shares. This section does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of our common shares and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, this section should be treated with corresponding caution.
This section is based on the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, including, for the avoidance of doubt, the tax rates applicable on the date hereof, and all of which are subject to change, possibly with retroactive effect. Where the section refers to “the Netherlands” or “Dutch” it refers only to the part of the Kingdom of the Netherlands located in Europe.
This section is intended as general information only and is not Dutch tax advice or a complete description of all Dutch tax consequences relating to the acquisition, holding and disposal of our common shares. Holders or prospective holders of our common shares should consult their own tax advisor regarding the Dutch tax consequences relating to the acquisition, holding and disposal of our common shares in light of their particular circumstances.
Please note that this section does not set forth the Dutch tax considerations for:
(i)
a holder of common shares if such holder has a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in us under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, a holder of securities in a company is considered to hold a substantial interest in such company if such holder alone or, in the case of individuals, together with such holder’s partner for Dutch income tax purposes, or any relatives by blood or marriage in the direct line (including foster children) directly or indirectly holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in that company that relate to 5% or more of the company’s annual profits and/or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest exists if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

(ii)
a holder of common shares if the common shares held by such holder qualify or qualified as a participation (deelneming) for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally, a holder’s shareholding of 5% or more in a company’s nominal paid-up share capital qualifies as a participation. A holder may also have a participation if (a) such holder does not have a shareholding of 5% or more but a related entity (statutorily defined term) has a participation or (b) the company in which the shares are held is a related entity (statutorily defined term);

(iii)
a holder of common shares which is or who is entitled to the dividend withholding tax exemption (inhoudingsvrijstelling) with respect to any profits derived from the common shares, as defined in Article 4 of the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting). Generally, a holder of common shares may be entitled or required to apply, subject to certain other requirements, the dividend withholding tax exemption if it is an entity and holds an interest of 5% or more in our nominal paid-up share capital;
(iv)
pension funds, investment institutions (fiscale beleggingsinstellingen), tax exempt investment institutions (vrijgestelde beleggingsinstellingen) (as defined in the Dutch Corporate Income Tax Act 1969) and other entities that are, in whole or in part, not subject to or exempt from Dutch corporate income tax, entities that have a function comparable to an investment institution or a tax exempt investment institution, as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which the Netherlands has agreed to exchange information in line with international standards; and

(v)
a holder of common shares if such holder is an individual and for whom the common shares or any benefit derived from the common shares is a remuneration or deemed to be a remuneration for (employment) activities performed by such holder or certain individuals related to such holder (as defined in the Dutch Income Tax Act 2001).

Dividend Withholding Tax
Dividends distributed by us generally are generally subject to Dutch dividend withholding tax at a rate of 15%. Generally, we are responsible for the withholding of such dividend withholding tax at source; the Dutch dividend withholding tax is for the account of the holder of our common shares.
The expression “dividends distributed” includes, among other things:
(i)
distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;

(ii)
liquidation proceeds, proceeds from the redemption of common shares, or proceeds from the repurchase of common shares (other than as temporary portfolio investment; tijdelijke belegging) by us or one of our subsidiaries or other affiliated entities to the extent such proceeds exceed the average paid-in capital of those common shares as recognized for Dutch dividend withholding tax purposes;

(iii)
an amount equal to the par value of the common shares issued or an increase of the par value of the common shares, to the extent that it does not appear that a contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

(iv)
partial repayment of the paid-in share capital, recognized for Dutch dividend withholding tax purposes, if and to the extent that we have net profits (zuivere winst), unless (i) the general meeting has resolved in advance to make such repayment and (ii) the par value of the common shares concerned has been reduced by an equal amount by way of an amendment of our articles of association. The term “net profits” includes anticipated profits that have yet to be realized.

Corporate legal entities that are resident or deemed to be resident of the Netherlands for Dutch corporate income tax purposes (“Dutch Resident Entities”) generally are entitled to an exemption from, or a credit for, any Dutch dividend withholding tax against their Dutch corporate income tax liability. The credit in any given year is, however, limited to the amount of Dutch corporate income tax payable in respect of the relevant year with an indefinite carry forward of any excess amount. Individuals who are resident or deemed to be resident of the Netherlands for Dutch personal income tax purposes (“Dutch Resident Individuals”) generally are entitled to a credit for any Dutch dividend withholding tax against their Dutch personal income tax liability and to a refund of any residual Dutch dividend withholding tax. The above generally also applies to holders of our common shares that are neither resident nor deemed to be resident of the Netherlands (“Non-Resident Holders”) if the common shares are attributable to a Dutch permanent establishment of such Non-Resident Holder.
A holder of common shares resident of a country other than the Netherlands may, depending on such holder’s specific circumstances, be entitled to exemptions from, reduction of, or full or partial refund of,

Dutch dividend withholding tax under Dutch domestic tax law, EU law, or treaties for the avoidance of double taxation in effect between the Netherlands and such other country.
Dividend Stripping
According to Dutch domestic anti-dividend stripping rules, no credit against Dutch tax, exemption from, reduction, or refund of Dutch dividend withholding tax will be granted if the recipient of the dividends we paid is not considered the beneficial owner (uiteindelijk gerechtigde; as described in the Dutch Dividend Withholding Tax Act 1965) of those dividends. This legislation generally targets situations in which a shareholder retains its economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party. It is not required for these rules to apply that the recipient of the dividends is aware that a dividend stripping transaction took place. The Dutch State Secretary of Finance takes the position that the definition of beneficial ownership introduced by this legislation will also be applied in the context of a double taxation convention.
Conditional withholding tax on dividends (as of January 1, 2024)
As of January 1, 2024, a Dutch conditional withholding tax will be imposed on dividends distributed by us to entities related (gelieerd) to us (within the meaning of the Dutch Withholding Tax Act 2021; Wet bronbelasting 2021), if such related entity:
(i)
is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) (a “Listed Jurisdiction”); or

(ii)
has a permanent establishment located in a Listed Jurisdiction to which the common shares are attributable; or

(iii)
holds the common shares with the main purpose or one of the main purposes of avoiding taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions; or

(iv)
is not considered to be the beneficial owner of the common shares in its jurisdiction of residence because such jurisdiction treats another entity as the beneficial owner of the common shares (a hybrid mismatch); or

(v)
is not resident in any jurisdiction (also a hybrid mismatch); or

(vi)
is a reverse hybrid (within the meaning of Article 2(12) of the Dutch Corporate Income Tax Act 1969), if and to the extent (x) there is a participant in the reverse hybrid which is related (gelieerd) to the reverse hybrid, (y) the jurisdiction of residence of such participant treats the reverse hybrid as transparent for tax purposes and (z) such participant would have been subject to the Dutch conditional withholding tax in respect of dividends distributed by us without the interposition of the reverse hybrid, all within the meaning of the Dutch Withholding Tax Act 2021.
The Dutch conditional withholding tax on dividends will be imposed at the highest Dutch corporate income tax rate in effect at the time of the distribution (2023: 25.8%). The Dutch conditional withholding tax on dividends will be reduced, but not below zero, by any regular Dutch dividend withholding tax withheld in respect of the same dividend distribution. As such, based on the currently applicable rates, the overall effective tax rate of withholding the regular Dutch dividend withholding tax (as described above) and the Dutch conditional withholding tax on dividends will not exceed the highest corporate income tax rate in effect at the time of the distribution (2023: 25.8%).
Dual Tax Residency
We are incorporated under the laws of the Netherlands, and we are therefore a Dutch tax resident for Dutch domestic tax law purposes, including the Dutch Dividend Withholding Tax Act 1969. We are also treated as a German tax resident for German domestic tax law purposes, since our place of effective management is located in Germany. Based on the so-called tie-breaker provision (the “Tie-Breaker Provision”) included in Section 4(3) of the 2012 Convention between the Federal Republic of Germany and the Kingdom of the Netherlands for the avoidance of double taxation with respect to taxes on income (the “double tax treaty between Germany and the Netherlands”) as in effect on the date hereof, our tax residence in either the Netherlands or Germany for the purposes of the double tax treaty between Germany and the Netherlands should be determined on our place of effective management. As long as our place of effective management is in Germany, and the Tie-Breaker Provision and the reservation made by Germany with respect to the Tie-Breaker Provision as part of the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting are not changed, we should exclusively be a tax resident of Germany for purposes of the double tax treaty between Germany and the Netherlands. As a consequence, the Netherlands will be restricted to impose Dutch dividend withholding tax on dividends distributed by us pursuant to Section 10(5) of the double tax treaty between Germany and the Netherlands, except for dividends distributed to Dutch Resident Entities, Dutch Resident Individuals and Non-Resident Holders if the common shares are attributable to a permanent establishment in the Netherlands of such Non-Resident Holder.
Taxes on Income and Capital Gains
Dutch Resident Entities
Generally, if the holder of common shares is a Dutch Resident Entity, any income derived or deemed to be derived from the common shares or any capital gains realized on the disposal or deemed disposal of the common shares is subject to Dutch corporate income tax at a rate of 19% with respect to taxable profits up to €200,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2023).
Dutch Resident Individuals
If the holder of common shares is a Dutch Resident Individual, any income derived or deemed to be derived from the common shares or any capital gains realized on the disposal or deemed disposal of the common shares is taxable at the progressive Dutch income tax rates (with a maximum of 49.5% in 2023), if:
(i)
the common shares are attributable to an enterprise from which the holder of common shares derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise without being a shareholder (as defined in the Dutch Income Tax Act 2001); or

(ii)
the holder of common shares is considered to perform activities with respect to the common shares that go beyond ordinary asset management (normaal, actief vermogensbeheer) or otherwise derives benefits from the common shares that are taxable as benefits from miscellaneous activities (resultaat uit overige werkzaamheden).

Taxation of savings and investments
If the above-mentioned conditions (i) and (ii) do not apply to the Dutch Resident Individual, the common shares will be subject to an annual Dutch income tax under the regime for savings and investments (inkomen uit sparen en beleggen). Taxation only occurs insofar the Dutch Resident Individual’s net investment assets for the year exceed a statutory threshold (heffingvrij vermogen). The net investment assets for the year are the fair market value of the investment assets less the fair market value of the liabilities on January 1 of the relevant calendar year (reference date; peildatum). The common shares are included as investment assets. The taxable benefit for the year (voordeel uit sparen en beleggen) is taxed at a flat rate of 32% (rate for 2023). Actual income or capital gains realized in respect of the common shares are as such not subject to Dutch income tax.

The taxable benefit for the year is calculated as follows:
(i)
The Dutch Resident Individual’s assets and liabilities taxed under this regime, including the common shares, are allocated over the following three categories: (a) bank savings, (b) other investments, including the common shares, and (c) liabilities.

(ii)
The return (rendement) in respect of these assets and liabilities is calculated as follows (the return is at a minimum nihil):

(a)
a deemed return on the fair market value of the actual amount of bank savings and cash on January 1 of the relevant calendar year; plus

(b)
a deemed return on the fair market value of the actual amount of other investments, including the common shares, on January 1 of the relevant calendar year; minus

(c)
a deemed return on the sum of the fair market value of the actual amount of liabilities on January 1 of the relevant calendar year less the statutory threshold for liabilities (drempel).

(iii)
The return percentage (%) (rendementspercentage) is calculated as follows:

(a)
by dividing the return calculated under (ii) above by the net investment assets for the year of the Dutch Resident Individual; multiplied by

(b)
100.

(iv)
The taxable base (grondslag sparen en beleggen) is calculated as follows:

(a)
the net investment assets for the year of the Dutch Resident Individual; minus

(b)
the applicable statutory threshold.

(v)
The taxable benefit for the year is equal to the taxable base calculated under (iv) above multiplied by the return percentage calculated under (iii) above.

At the date hereof, the deemed returns for the different investment categories mentioned under (ii) above have been temporarily set at: (a) 0.36%, (b) 6.17% and (c) 2.57%. The definitive percentages for the year 2023 will be published in the first months of 2024 and will have retroactive effect to January 1, 2023. Transactions in the three-month period before and after January 1 of the relevant calendar year implemented to arbitrate between the deemed return percentages applicable to bank savings, other investments and liabilities will for this purpose be ignored if the holder of common shares cannot sufficiently demonstrate that such transactions are implemented for other than tax reasons.
Non-residents of the Netherlands
A holder of common shares that is neither a Dutch Resident Entity nor a Dutch Resident Individual will not be subject to Dutch (corporate) income tax in respect of income derived or deemed to be derived from the common shares or in respect of capital gains realized on the disposal or deemed disposal of the common shares, provided that:
(i)
such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969) which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the common shares are attributable; and

(ii)
in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the common shares that go beyond ordinary asset management and does not otherwise derive benefits from the common shares that are taxable as benefits from miscellaneous activities in the Netherlands.

Gift and Inheritance Taxes
Residents of the Netherlands
Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of common shares by way of a gift by, or on the death of, a holder of such common shares who is resident or deemed resident of the Netherlands at the time of the gift or the holder’s death.
Non-residents of the Netherlands
No gift or inheritance taxes will arise in the Netherlands with respect to a transfer of common shares by way of gift by, or on the death of, a holder of common shares who is neither resident nor deemed to be resident of the Netherlands, unless:
(i)
in the case of a gift of common shares by an individual who at the date of the gift was neither resident nor deemed to be resident of the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident of the Netherlands; or

(ii)
in the case of a gift of common shares is made under a condition precedent, the holder of common shares is resident or is deemed to be resident of the Netherlands at the time the condition is fulfilled; or

(iii)
the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident of the Netherlands.

For purposes of Dutch gift and inheritance taxes, among others, a person that holds the Dutch nationality will be deemed to be resident of the Netherlands if such person has been resident in the Netherlands at any time during the ten (10) years preceding the date of the gift or such person’s death. Additionally, for purposes of Dutch gift tax, amongst others, a person not holding the Dutch nationality will be deemed to be resident of the Netherlands if such person has been resident in the Netherlands at any time during the twelve (12) months preceding the date of the gift. Applicable tax treaties may override deemed residency.
Value Added Tax (VAT)
No Dutch VAT will be payable by a holder of common shares in respect of any payment in consideration for the holding or disposal of the common shares.
Real Property Transfer Tax
Under circumstances, the common shares could, for the purposes of Dutch real property transfer tax (overdrachtsbelasting), be treated as real property (fictieve onroerende zaken) located in the Netherlands, in which case this tax could be payable upon acquisition of common shares.
The common shares will generally not be treated as real property if at the time of, or at any time during the year preceding, the acquisition of the common shares:
(i)
our assets do not and did not include real property situated in the Netherlands; or

(ii)
our assets only include and included real property, situated either in or outside the Netherlands, that we do not and did not hold, and currently do not intend to hold, predominantly as a financial investment.

Real property as referred to under (i) and (ii) above includes legal ownership and more limited legal rights over the property (rights in rem) (zakelijke rechten) as well as contractual rights that give us economic exposure to the value of such real property, and certain participations or interests in entities that are treated as real property.
Our assets do not include and have not included real property situated in the Netherlands as described above.

Consequently, no Dutch real property transfer tax becomes payable upon an acquisition of the common shares.
Other Taxes and Duties
No Dutch documentation taxes (commonly referred to as stamp duties) will be payable by a holder of common shares in respect of any payment in consideration for the holding or disposal of the common shares.
Material German Tax Considerations
The following section is the opinion of FALK GmbH & Co KG, or German Tax Counsel, of the material German tax considerations that become relevant when purchasing, holding or transferring the Company’s common shares. According to the Company, its sole place of management is in Germany and, therefore, qualifies as a corporation subject to German unlimited income taxation; however, because a company’s tax residency depends on actual and future facts regarding the location in which the Company is managed and controlled, German Tax Counsel cannot opine as to whether the Company will actually qualify as a corporation subject to German unlimited income taxation. This section does not set forth all German tax aspects that may be relevant for shareholders. The section is based on the German tax law applicable as of the date of this prospectus supplement. It should be noted that the law may change following the issuance of this prospectus supplement and that such changes may have retroactive effect.
The material German tax principles of purchasing, owning and transferring of common shares are set forth in the following. This section does not purport to be a comprehensive or complete analysis or listing of all potential tax effects of the purchase, ownership or disposition of common shares and does not set forth all tax considerations that may be relevant to a particular person’s decision to acquire common shares. All of the following is subject to change. Such changes could apply retroactively and could affect the consequences set forth below. This section does not refer to any U.S. Foreign Account Tax Compliance Act aspects.
Shareholders are advised to consult their own tax advisers with regard to the application of German tax law to their particular situations, in particular with respect to the procedure to be complied with to obtain a relief of withholding tax on dividends and on capital gains (Kapitalertragsteuer) and with respect to the influence of double tax treaty provisions, as well as any tax consequences arising under the laws of any state, local or other foreign jurisdiction. For German tax purposes, a shareholder may include an individual who or an entity that does not have the legal title to the common shares, but to whom nevertheless the common shares are attributed, based either on such individual or entity owning a beneficial interest in the common shares or based on specific statutory provisions.
This section does not constitute a particular tax advice. Potential purchasers of the Company’s common shares are urged to consult their own tax advisers regarding the tax consequences of the purchase, ownership and disposition of common shares in light of their particular circumstances.
Dividends Tax
Withholding Tax on Dividends
Dividends distributed from a company to its shareholders are subject to withholding tax, subject to certain exemptions (for example, repayments of capital from the tax equity account (steuerliches Einlagekonto)), as described in the following. The withholding tax rate is 25% plus 5.5% solidarity surcharge (Solidaritätszuschlag) thereon (in total 26.375%) of the gross dividend approved by the ordinary shareholders’ meeting. Withholding tax is to be withheld and passed on for the account of the shareholders by a domestic branch of a domestic or foreign credit or financial services institution (Kredit-und Finanzdienstleistungsinstitut), by the domestic securities trading company (inländisches Wertpapierhandelsunternehmen) or a domestic securities trading bank (inländische Wertpapierhandelsbank) which keeps and administers the common shares and disburses or credits the dividends or disburses the dividends to a foreign agent, or by the securities custodian bank (Wertpapiersammelbank) to which the common shares were entrusted for collective custody if the dividends are distributed to a foreign agent by such securities custodian bank (which is referred to as the “Dividend Paying Agent”). In case the common shares are not held in collective deposit with a Dividend Paying Agent, the company is responsible for withholding and remitting the tax to the competent tax office.

Such withholding tax is levied and withheld irrespective of whether, and to what extent, the dividend distribution is taxable at the level of the shareholder, and whether the shareholder is a person residing in Germany or in a foreign country.
In the case of dividends distributed to a company within the meaning of Art. 2 of the amended EU Directive 2011/96/EU of the Council of November 30, 2011, or the EU Parent Subsidiary Directive, domiciled in another Member State of the European Union, an exemption from withholding tax will be granted upon request if further prerequisites are satisfied (Freistellung im Steuerabzugsverfahren). This also applies to dividends distributed to a permanent establishment located in another Member State of the European Union of such a parent company or of a parent company tax resident in Germany if the participation in the company is effectively connected with this permanent establishment. The key prerequisite for the application of the EU Parent Subsidiary Directive is that the shareholder has held a direct participation in the share capital of the company of at least 10% for at least one year.
The withholding tax on distributions to other foreign resident shareholders is reduced in accordance with a double taxation treaty if Germany has concluded such double taxation treaty with the country of residence of the shareholder and if the shareholder does not hold his common shares either as part of the assets of a permanent establishment or a fixed place of business in Germany or as business assets for which a permanent representative has been appointed in Germany. The reduction of the withholding tax is procedurally granted in such a manner that the difference between the total amount withheld, including the solidarity surcharge, and the tax liability determined on the basis of the tax rate set forth in the applicable double taxation treaty (15% unless further qualifications are met) is refunded by the German tax administration upon request (Federal Central Office for Taxes (Bundeszentralamt für Steuern), main office in Bonn-Beuel, An der Küppe 1, 53225 Bonn, Germany).
In the case of dividends received by corporations whose statutory seat and effective place of management are not located in Germany and who are therefore not tax resident in Germany, two-fifths of the withholding tax deducted and remitted are refunded without the need to fulfill all prerequisites required for such refund under the EU Parent Subsidiary Directive or under a double taxation treaty or if no double taxation treaty has been concluded between the state of residence of the shareholder.
In order to receive a refund pursuant to a double taxation treaty or the aforementioned option for foreign corporations, the shareholder has to submit a completed form for refund (available at the Federal Central Office for Taxes (http://www.bzst.de) as well as at the German embassies and consulates) together with a withholding tax certificate (Kapitalertragsteuerbescheinigung) issued by the institution that withheld the tax.
The exemption from withholding tax in accordance with the EU Parent Subsidiary Directive or a double tax treaty and the aforementioned options for a refund of the withholding tax (with or without protection under a double taxation treaty) depend on whether certain additional prerequisites (in particular so-called substance requirements) are fulfilled. The applicable withholding tax relief will only be granted if the preconditions of the German anti avoidance rules (so called Directive Override or Treaty Override), in particular Section 50d, paragraph 3, German Income Tax Act (Einkommensteuergesetz) are fulfilled. In addition, Article 28 of the Convention between the Federal Republic of Germany and the United States of America for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and Capital and to certain other Taxes of August 29, 1989 in the amended version of June 4, 2008 (Bundesgesetzblatt II 2008, p. 611) provides for further prerequisites that need to be fulfilled in case of a shareholder who is resident of the United States.
The aforementioned reductions of (or exemptions from) withholding tax are further restricted if (i) the applicable double taxation treaty provides for a tax reduction resulting in an applicable tax rate of less than 15% and (ii) the shareholder is not a corporation that directly holds at least 10% in the equity capital of the company and is subject to tax on its income and profits in its state of residence without being exempt. In this case, the reduction of (or exemption from) withholding tax is subject to the following three cumulative prerequisites: (i) the shareholder must qualify as beneficial owner of the common shares in the company for a minimum holding period of 45 consecutive days occurring within a period of 45 days prior and 45 days after the due date of the dividends, (ii) the shareholder has to bear at least 70% of the change in value risk related to the common shares in the company during the minimum holding period without being directly or indirectly hedged and (iii) the shareholder must not be required to fully or largely compensate directly or indirectly the dividends to third parties. However, these further prerequisites do not apply if the shareholder has been the beneficial owner of the common shares in the company for at least one uninterrupted year upon receipt of the dividends.
For individual or corporate shareholders tax resident outside Germany not holding the common shares through a permanent establishment (Betriebsstätte) in Germany or as business assets (Betriebsvermögen) for which a permanent representative (ständiger Vertreter) has been appointed in Germany, the remaining and paid withholding tax (if any) is final (i.e., not refundable) and settles the shareholder’s limited tax liability in Germany. For individual or corporate shareholders tax resident in Germany (that are, for example, shareholders whose residence, domicile, registered office or place of management is located in Germany) holding their common shares as business assets, as well as for shareholders tax resident outside of Germany holding their common shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany, the withholding tax withheld (including solidarity surcharge) can be credited against the shareholder’s personal income tax or corporate income tax liability in Germany. Any withholding tax (including solidarity surcharge) in excess of such tax liability is refunded. For individual shareholders tax resident in Germany holding the Company’s common shares as private assets, the withholding tax is a final tax (Abgeltungsteuer), subject to the exceptions described in the following section.
Pursuant to special rules on the restriction of withholding tax credit, the credit of withholding tax is subject to the following three cumulative prerequisites: (i) the shareholder must qualify as beneficial owner of the common shares in the Company for a minimum holding period of 45 consecutive days occurring within a period of 45 days prior and 45 days after the due date of the dividends, (ii) the shareholder has to bear at least 70% of the change in value risk related to the common shares in the Company during the minimum holding period without being directly or indirectly hedged and (iii) the shareholder must not be required to fully or largely compensate directly or indirectly the dividends to third parties. Absent the fulfillment of all of the three prerequisites, three-fifths of the withholding tax imposed on the dividends must not be credited against the shareholder’s (corporate) income tax liability, but may, upon application, be deducted from the shareholder’s tax base for the relevant assessment period. A shareholder that has received gross dividends without any deduction of withholding tax due to a tax exemption without qualifying for a full tax credit has to notify the competent local tax office accordingly and has to make a payment in the amount of the omitted withholding tax deduction. The special rules on the restriction of withholding tax credit do not apply to a shareholder whose overall dividend earnings within an assessment period do not exceed €20,000 or that has been the beneficial owner of the common shares in the Company for at least one uninterrupted year upon receipt of the dividends.
Taxation of Dividend Income of Shareholders Tax Resident in Germany Holding the Company’s Common Shares as Private Assets
For individual shareholders (individuals) resident in Germany holding the Company’s common shares as private assets, dividends are subject to a flat tax rate which is satisfied by the withholding tax actually withheld (Abgeltungsteuer). Accordingly, dividend income will be taxed at a flat tax rate of 25% plus 5.5% solidarity surcharge thereon (in total 26.375%) and church tax (Kirchensteuer) in case the shareholder is subject to church tax because of his individual circumstances. An automatic procedure for deduction of church tax by way of withholding will apply to shareholders being subject to church tax unless the shareholder has filed a blocking notice (Sperrvermerk) with the German Federal Tax Office (details related to the computation of the concrete tax rate including church tax are to be discussed with the individual tax adviser of the relevant shareholder). Except for an annual lump sum savings allowance (Sparer-Pauschbetrag) of up to €1,000 (for individual filers) or up to €2,000 (for married couples and for partners in accordance with the registered partnership law (Gesetz über die Eingetragene Lebenspartnerschaft) filing jointly), private individual shareholders will not be entitled to deduct expenses incurred in connection with the capital investment from their dividend income.
The income tax owed for the dividend income is satisfied by the withholding tax withheld by the Dividend Paying Agent. However, if the flat tax results in a higher tax burden as opposed to the private shareholder’s individual tax rate, the private shareholder can opt for taxation at his individual personal income tax rate. In that case, the final withholding tax will be credited against the income tax. However, pursuant to the German tax authorities and a court ruling, private shareholders are nevertheless not entitled to deduct expenses incurred in connection with the capital investment from their income. The option can be exercised only for all capital income from capital investments received in the relevant assessment period uniformly, and married couples as well as partners in accordance with the registered partnership law filing jointly may only jointly exercise the option.
Exceptions from the flat tax rate (satisfied by withholding at source) (Abgeltungsteuer) may apply — that is, only upon application — for shareholders who have a shareholding of at least 25% in a company and for shareholders who have a shareholding of at least 1% in the company and work for a company in a professional capacity. In such a case, the same rules apply as for sole proprietors holding the common shares as business assets. See “— Taxation of Dividend Income of Shareholders Tax Resident in Germany Holding the Company’s common shares as Business Assets — Sole Proprietors.”
Taxation of Dividend Income of Shareholders Tax Resident in Germany Holding the Company’s Common shares as Business Assets
If a shareholder holds the Company’s common shares as business assets, the taxation of the dividend income depends on whether the respective shareholder is a corporation, a sole proprietor or a partnership.
Corporations
Dividend income of corporate shareholders is exempt from corporate income tax, provided that the incorporated entity holds a direct participation of at least 10% in the share capital of a company at the beginning of the calendar year in which the dividends are paid. The acquisition of a participation of at least 10% in the course of a calendar year is deemed to have occurred at the beginning of such calendar year for the purpose of this rule. Participations in the share capital of the Company which a corporate shareholder holds through a partnership, including co-entrepreneurships (Mitunternehmerschaften), are attributable to such corporate shareholder only on a pro rata basis at the ratio of the interest share of the corporate shareholder in the assets of the relevant partnership. However, 5% of the tax-exempt dividends are deemed to be non-deductible business expenses for tax purposes and therefore are subject to corporate income tax (plus solidarity surcharge) and trade tax, i.e., tax exemption of 95%. Business expenses incurred in connection with the dividends received are entirely tax-deductible.
For trade tax purposes the entire dividend income is subject to trade tax (i.e., the tax-exempt dividends must be added back when determining the trade taxable income), unless the corporation shareholder holds at least 15% of the Company’s registered share capital at the beginning of the relevant tax assessment period (Erhebungszeitraum). In case of an indirect participation via a partnership please refer to the section “Partnerships” below.
If the shareholding is below 10% in the share capital, dividends are taxable at the applicable corporate income tax rate of 15% plus 5.5% solidarity surcharge thereon and trade tax (the rate of which depends on the municipalities the corporate shareholder resides in).
Special regulations apply which abolish the 95% tax exemption if the Company’s common shares are held as trading portfolio assets in the meaning of Section 340e of the German commercial code (Handelsgesetzbuch) by (i) a credit institution (Kreditinstitut), (ii) a financial service institution (Finanzdienstleistungsinstitut) or (iii) a financial enterprise within the meaning of the German Banking Act (Kreditwesengesetz), in cases where more than 50% of the common shares of such financial enterprise are held directly or indirectly by a credit institution or a financial service institution, as well as by a life insurance company, a health insurance company or a pension fund in case the common shares are attributable to the capital investments, resulting in fully taxable income.
Sole Proprietors
For sole proprietors (individuals) resident in Germany holding common shares as business assets dividends are subject to the partial income rule (Teileinkünfteverfahren). Accordingly, only (i) 60% of the dividend income will be taxed at his/her individual personal income tax rate plus 5.5% solidarity surcharge thereon and church tax (if applicable) and (ii) 60% of the business expenses related to the dividend income are deductible for tax purposes. In addition, the dividend income is entirely subject to trade tax if the common shares are held as business assets of a permanent establishment in Germany within the meaning of the German Trade Tax Act (Gewerbesteuergesetz), unless the shareholder holds at least 15% of the Company’s registered share capital at the beginning of the relevant assessment period. The trade tax levied will be eligible for credit against the shareholder’s personal income tax liability based on the applicable municipal trade tax rate and the individual tax situation of the shareholder.
Partnerships
In case common shares are held by a partnership, the partnership itself is not subject to corporate income tax or personal income tax. In this regard, corporate income tax or personal income tax (and church tax, if applicable) as well as solidarity surcharge, are levied only at the level of the partner with respect to their relevant part of the profit and depending on their individual circumstances.
If the partner is a corporation, the dividend income will be subject to corporate income tax plus solidarity surcharge. See “— Corporations.”
If the partner is a sole proprietor (individual), the dividend income will be subject to the partial income rule. See “— Sole Proprietors.”
The dividend income is subject to trade tax at the level of the partnership (provided that the partnership is liable to trade tax), unless the partnership holds at least 15% of a company’s registered share capital at the beginning of the relevant assessment period, in which case the dividend income is exempt from trade tax. There are no explicit statutory provisions concerning the taxation of dividends with regard to a corporate shareholder of the partnership. However, trade tax will be levied on 5% of the dividends to the extent they are attributable to the common shares of such corporate partners to whom at least 10% of the common shares of the Company are attributable on a look-through basis, since such portion of the dividends will be deemed to be non-deductible business expenses.
If a partner is an individual, depending on the applicable municipal trade tax rate and the individual tax situation, the trade tax paid at the level of the partnership is partly or entirely be credited against the partner’s personal income tax liability.
In case of a corporation being a partner, special regulations will apply with respect to trading portfolio assets of credit institutions, financial service institutions or financial enterprises within the meaning of the German Banking Act (Kreditwesengesetz) or life insurance companies, health insurance companies or pension funds. See “— Corporations.”
Thus, the actual trade tax charge, if any, at the level of the partnership depends on the shareholding quota of the partnership and the nature of the partners (e.g., individual or corporation).
A new tax regime for certain German partnerships was passed. Under the new regime partnerships are able to be taxed as a corporation and their partners to be taxed like shareholders of a corporation. The election is available for fiscal years ending in 2022 or later years. See “— Corporations.”
Taxation of Dividend Income of Shareholders Tax Resident Outside of Germany
For foreign individual or corporate shareholders tax resident outside of Germany not holding the common shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany, the deducted withholding tax (possibly reduced by way of a tax relief under a double tax treaty or domestic tax law, such as in connection with the EU Parent Subsidiary Directive) is final (that is, not refundable) and settles the shareholder’s limited tax liability in Germany, unless the shareholder is entitled to apply for a withholding tax refund or exemption.
In contrast, individual or corporate shareholders tax resident outside of Germany holding the Company’s common shares through a permanent establishment in Germany or as business assets for which a permanent representative has been appointed in Germany are subject to the same rules as applicable (and described above) to shareholders resident in Germany holding the common shares as business assets.

The withholding tax withheld (including solidarity surcharge) is credited against the shareholder’s personal income tax or corporate income tax liability in Germany.
Taxation of Capital Gains
Withholding Tax on Capital Gains
Capital gains realized on the disposal of common shares are only subject to withholding tax if a German branch of a German or foreign credit or financial institution, a German securities trading company or a German securities trading bank stores or administrates or carries out the sale of the common shares and pays or credits the capital gains. In those cases, the institution (and not the company) is required to deduct the withholding tax at the time of payment for the account of the shareholder and has to pay the withholding tax to the competent tax authority. In the case that the common shares in the Company are held (i) as business assets by a sole proprietor, a partnership or a corporation and such common shares are attributable to a German business or (ii) in the case of a corporation being subject to unlimited corporate income tax liability in Germany, the capital gains are not subject to withholding tax. In the case of clause (i), the withholding tax exemption is subject to the condition that the paying agent has been notified by the beneficiary (Gläubiger) that the capital gains are exempt from withholding tax. The respective notification has to be filed by using the officially prescribed form.
Taxation of Capital Gains Realized by Shareholders Tax Resident in Germany Holding Common Shares as Private Assets
For individual shareholders (individuals) resident in Germany holding common shares as private assets, capital gains realized on the disposal of common shares are subject to final withholding tax. Accordingly, capital gains will be taxed at a flat tax rate of 25% plus a 5.5% solidarity surcharge thereon (in total 26.375%) and church tax, in case the shareholder is subject to church tax because of his individual circumstances. An automatic procedure for deduction of church tax by way of withholding will apply to shareholders being subject to church tax unless the shareholder has filed a blocking notice (Sperrvermerk) with the German Federal Tax Office (details related to the computation of the concrete tax rate including church tax are to be discussed with the individual tax adviser of the relevant shareholder). The taxable capital gain is calculated by deducting the acquisition costs of the common shares and the expenses directly related to the disposal from the proceeds of the disposal. Apart from that, except for an annual lump sum savings allowance (Sparer-Pauschbetrag) of up to €1,000 (for individual filers) or up to €2,000 (for married couples and for partners in accordance with the registered partnership law (Gesetz über die Eingetragene Lebenspartnerschaft) filing jointly), private individual shareholders will not be entitled to deduct expenses incurred in connection with the capital investment from their capital gain.
In case the flat tax results in a higher tax burden as opposed to the private shareholder’s individual tax rate, the private shareholder can opt for taxation at his or her individual personal income tax rate. In that case, the withholding tax (including solidarity surcharge) withheld will be credited against the income tax. However, pursuant to the German tax authorities the private shareholders are nevertheless not entitled to deduct expenses incurred in connection with the capital investment from their income. The option can be exercised only for all capital income from capital investments received in the relevant assessment period uniformly, and married couples as well as for partners in accordance with the registered partnership law filing jointly may only jointly exercise the option.
Capital losses arising from the sale of the common shares can only be offset against other capital gains resulting from the disposition of the common shares or common shares in other stock corporations during the same calendar year. Offsetting of overall losses with other income (such as business or rental income) and other capital income is not possible. Such losses are to be carried forward and to be offset against positive capital gains deriving from the sale of shares in stock corporations in future years. In case of a derecognition or transfer of worthless common shares (or other capital assets), the utilization of such loss is further restricted and can only be offset up to the amount of €20,000 per calendar year.
The final withholding tax will not apply if the seller of the common shares or, in the case of gratuitous transfer, its legal predecessor has held, directly or indirectly, at least 1% of the Company’s registered share capital at any time during the five years prior to the disposal. In that case capital gains are subject to the partial income rule. Accordingly, only (i) 60% of the capital gains will be taxed at his individual personal income tax rate plus a 5.5% solidarity surcharge thereon and church tax (if applicable) and (ii) 60% of the business expenses related to the capital gains are deductible for tax purposes. The withholding tax withheld (including solidarity surcharge) will be credited against the shareholder’s personal income tax liability in Germany.
Taxation of Capital Gains Realized by Shareholders Tax Resident in Germany Holding the Company’s Common Shares as Business Assets
If a shareholder holds common shares as business assets, the taxation of capital gains realized on the disposal of such common shares depends on whether the respective shareholder is a corporation, a sole proprietor or a partnership:
Corporations
Capital gains realized on the disposal of common shares by a corporate shareholder are generally exempt from corporate income tax and trade tax. However, 5% of the tax-exempt capital gains are deemed to be non-deductible business expenses for tax purposes and therefore are subject to corporate income tax (plus solidarity surcharge) and trade tax, i.e., tax exemption of 95%. Business expenses incurred in connection with the capital gains are entirely tax-deductible.
Capital losses incurred upon the disposal of common shares or other impairments of the share value are not tax deductible. A reduction of profit is also defined as any losses incurred in connection with a loan or security in the event the loan or the security is granted by a shareholder or by a related party thereto or by a third person with the right of recourse against the aforementioned persons, and the shareholder holds directly or indirectly more than 25% of the Company’s registered share capital.
Special regulations apply if the common shares are held as trading portfolio assets by a credit institution, a financial service institution or a financial enterprise within the meaning of the German Banking Act (Kreditwesengesetz) as well as by a life insurance company, a health insurance company or a pension fund. See “— Taxation of Dividend Income of Shareholders Tax Resident in Germany Holding the Company’s Common Shares as Business Assets  — Corporations.”
Sole Proprietors
If the common shares are held by a sole proprietor, capital gains realized on the disposal of the common shares are subject to the partial income rule. Accordingly, only (i) 60% of the capital gains will be taxed at his/her individual personal income tax rate plus a 5.5% solidarity surcharge thereon and church tax (if applicable) and (ii) 60% of the business expenses related to the dividend income are deductible for tax purposes. In addition, 60% of the capital gains are subject to trade tax if the common shares are held as business assets of a permanent establishment in Germany within the meaning of the German Trade Tax Act (Gewerbesteuergesetz). The trade tax levied, depending on the applicable municipal trade tax rate and the individual tax situation, is partly or entirely credited against the shareholder’s personal income tax liability.
Partnerships
In case the common shares are held by a partnership, the partnership itself is not subject to corporate income tax or personal income tax as well as a solidarity surcharge (and church tax) since partnerships qualify as transparent for German tax purposes. In this regard, corporate income tax or personal income tax as well as a solidarity surcharge (and church tax, if applicable), are levied only at the level of the partner with respect to their relevant part of the profit and depending on their individual circumstances.
If the partner is a corporation, the capital gains will be subject to corporate income tax plus a solidarity surcharge. See “— Corporations.” Trade tax will be levied additionally at the level of the partner insofar as the relevant profit of the partnership is not subject to trade tax at the level of the partnership. However, with respect to both corporate income and trade tax, the 95% exemption rule as described above applies.
If the partner is a sole proprietor (individual), the capital gains are subject to the partial income rule. See “— Sole Proprietors.”

In addition, if the partnership is liable to trade tax, 60% of the capital gains are subject to trade tax at the level of the partnership, to the extent the partners are individuals, and 5% of the capital gains are subject to trade tax, to the extent the partners are corporations. However, if a partner is an individual, depending on the applicable municipal trade tax rate and the individual tax situation, the trade tax paid at the level of the partnership is credited against the partner’s personal income tax liability.
With regard to corporate partners, special regulations apply if they are held as trading portfolio assets by credit institutions, financial service institutions or financial enterprises within the meaning of the German Banking Act or life insurance companies, health insurance companies or pension funds, as described above.
A new tax regime enables certain partnerships to be taxed as a corporation and their partners to be taxed like shareholders of a corporation. The election is available for fiscal years ending in 2022 or later years. See “— Corporations.”
Taxation of Capital Gains Realized by Shareholders Tax Resident Outside of Germany
Capital gains realized on the disposal of the common shares by a shareholder tax resident outside of Germany are subject to German taxation provided that (i) the Company’s common shares are held as business assets of a permanent establishment or as business assets for which a permanent representative has been appointed in Germany, or (ii) the shareholder or, in case of a gratuitous transfer, its legal predecessor has held, directly or indirectly, at least 1% of the Company’s share capital at any time during a five-year period prior to the disposal. In these cases, capital gains are generally subject to the same rules as described above for shareholders resident in Germany. However, in case the common shares are not attributable to a German permanent establishment or permanent representative the 5% taxation (see “— Taxation of Capital Gains Realized by Shareholders Tax Resident in Germany Holding the Company’s Common Shares as Business Assets — Corporations”) shall not apply and the capital gains are fully exempt from German tax.
However, except for the cases referred to in clause (i) above, some of the double tax treaties concluded with Germany provide for a full exemption from German taxation.
Inheritance and Gift Tax
The transfer of the Company’s common shares to another person by way of succession or donation is subject to German inheritance and gift tax (Erbschaft-und Schenkungsteuer) if:
(i)
the decedent, the donor, the heir, the donee or any other beneficiary has his/her/its residence, domicile, registered office or place of management in Germany at the time of the transfer, or is a German citizen who has not stayed abroad for more than five consecutive years without having a residence in Germany; or

(ii)
(irrespective of the personal circumstances) the common shares are held by the decedent or donor as business assets for which a permanent establishment in Germany is maintained or a permanent representative is appointed in Germany; or

(iii)
(irrespective of the personal circumstances) at least 10% of the common shares are held, directly or indirectly by, the decedent or person making the gift, himself or together with a related party in terms of Section 1, paragraph 2 of the Foreign Tax Act (Außensteuergesetz).

Special regulations apply to qualified German citizens who maintain neither a residence nor their domicile in Germany but in a low tax jurisdiction, and to former German citizens, also resulting in inheritance and gift tax. The few double tax treaties on inheritance and gift tax which Germany has entered into provide that German inheritance and gift tax is levied only in the case of (i) and, with certain restrictions, in the case of (ii).
Abolishment of Solidarity Surcharge
As of the assessment period 2021, the solidarity surcharge is partially abolished for certain individuals. The solidarity surcharge shall, however, continue to apply for capital investment and, thus, on withholding taxes levied. In cases where the individual income tax burden for an individual shareholder is lower than 25%, the shareholder can apply for his/her capital investment income being assessed at his/her individual tariff-based income tax rate, in which case solidarity surcharge would be refunded.
Other Taxes
No German capital transfer tax (Kapitalverkehrsteuer), value added tax (Umsatzsteuer), stamp duty (Stempelgebühr) or similar taxes are levied when acquiring, holding or transferring the Company’s common shares. No value added tax will be levied unless the shareholder validly opts for it. Net wealth tax (Vermögensteuer) is currently not levied in Germany.
On January 22, 2013, the Council of the European Union approved the resolution of the ministers of finance from 11 European Union member states (including Germany) to introduce a Financial Transaction Tax, or FTT, within the framework of enhanced cooperation. On February 14, 2013, the EC published a proposal for a Council Directive implementing enhanced cooperation in the area of financial transaction tax. The plan focuses on levying a tax of 0.1% (0.01% for derivatives) on the purchase and sale of financial instruments.
There are several discussions regarding the introduction of a FTT within the EU. The FTT proposal remains subject to negotiation between the participating member states and is subject to political discussion. It may, therefore, be altered prior to the implementation, the timing of which remains unclear. Additional European Union member states may decide to participate.
Prospective holders of the common shares are advised to seek their own professional advice in relation to FTT.
Material U.S. Federal Income Tax Considerations for U.S. Holders
In the opinion of Davis Polk & Wardwell LLP, the following is a description of the material U.S. federal income tax consequences to U.S. Holders, as defined below, of owning and disposing of our common shares. It does not describe all tax considerations that may be relevant to a particular person’s decision to acquire common shares.
This discussion applies only to a U.S. Holder that acquires common shares pursuant to this offering and holds such common shares as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the U.S. federal income tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of the Internal Revenue Code of 1986, as amended, or the Code, known as the Medicare contribution tax and tax consequences applicable to U.S. Holders subject to special rules, such as:
•
certain financial institutions;

•
dealers or traders in securities who use a mark-to-market method of tax accounting;

•
persons holding common shares as part of a hedging transaction, straddle, wash sale, conversion transaction or other integrated transaction or persons entering into a constructive sale with respect to the common shares;

•
persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•
entities classified as partnerships for U.S. federal income tax purposes;

•
tax-exempt entities, including an “individual retirement account” or “Roth IRA”;

•
persons that own or are deemed to own ten percent or more of our common shares (by vote or value); or

•
persons holding common shares in connection with a trade or business conducted outside of the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds common shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding common shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of the common shares.
This discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between the Federal Republic of Germany and the United States, or the Treaty, all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect.
A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of our common shares, who is eligible for the benefits of the Treaty and who is:
•
an individual who is a citizen or resident of the United States;

•
a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•
an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source.

Certain recent Treasury regulations (the “Foreign Tax Credit Regulations”) may in some circumstances prohibit a U.S. person from claiming a foreign tax credit with respect to certain non-U.S. taxes that are not creditable under applicable income tax treaties. Accordingly, U.S. investors that are not eligible for Treaty benefits should consult their tax advisors regarding the creditability or deductibility of any non-U.S. taxes imposed on dividends on, or dispositions of, ordinary shares. This discussion does not apply to investors in this special situation.
U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of our common shares in their particular circumstances.
Taxation of Distributions
As discussed under the section entitled “Dividend Policy” of the accompanying prospectus, we have never paid or declared any cash dividends on our common shares, and we do not anticipate paying any cash dividends on our common shares in the foreseeable future. In the event that we do make distributions of cash or other property, subject to the passive foreign investment company rules described below, distributions paid on common shares, other than certain pro rata distributions of common shares, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. For so long as our common shares are listed on the Nasdaq Global Market or another established securities market in the United States or we are eligible for benefits under the Treaty, dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore, subject to applicable limitations, taxable at rates not in excess of the long-term capital gain rate applicable to such U.S. Holders. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances. The amount of a dividend will include any amounts withheld by us in respect of German income taxes. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends- received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in euros will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.
Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s particular circumstances, German income taxes withheld from dividends on common shares at a rate not exceeding the rate provided by the Treaty will be creditable against the U.S. Holder’s U.S. federal income tax liability.

German taxes withheld in excess of the rate applicable under the Treaty will not be eligible for credit against a U.S. Holder’s federal income tax liability. The rules governing foreign tax credits are complex, and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including any German income tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.
Sale or Other Disposition of Common Shares
Subject to the passive foreign investment company rules described below, gain or loss realized on the sale or other disposition of common shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the common shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to various limitations. The Treaty generally exempts a U.S. Holder from German tax on capital gains realized on the sale or other disposition of common shares and, accordingly, no such tax will be creditable against the U.S. Holder’s U.S. federal income tax liability.
Passive Foreign Investment Company Rules
Under the Code, we will generally be a “passive foreign investment company,” or a PFIC, for any taxable year in which, after the application of certain “look-through” rules with respect to subsidiaries, either (i) 75% or more of our gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of our assets consist of assets that produce, or are held for the production of, “passive income.” For purposes of the above calculations, we will be treated as if we hold our proportionate share of the assets of, and receive directly our proportionate share of the income of, any other corporation in which we directly or indirectly own at least 25%, by value, of the shares of such corporation. Passive income generally includes dividends, interest, rents, certain non-active royalties and capital gains. The value of a non-U.S. corporation’s goodwill that is associated with activities that produce, or are intended to produce, active income is generally an active asset for purposes of the asset test.
Based on our current operations, income, assets and certain estimates and projections, including as to the relative values of our assets, including goodwill, which is based on the expected price of our common shares, we do not believe that we were a PFIC for our 2022 taxable year. However, there can be no assurance that the Internal Revenue Service will agree with our conclusion. Whether we will be a PFIC in 2023 or any future year is uncertain because, among other things, (i) the composition of our income may vary substantially over time, (ii) the treatment of grants as income for U.S. federal income tax purposes is unclear, (iii) the valuation of our assets that generate non-passive income for PFIC purposes, including our intangible assets, is uncertain and may vary substantially over time, and (iv) we currently own a substantial amount of passive assets, including cash. Accordingly, there can be no assurance that we will not be a PFIC in 2023 or any future taxable year. If we are a PFIC for any year during which a U.S. Holder holds common shares, we generally would continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder holds common shares, even if we ceased to meet the threshold requirements for PFIC status. In addition, we may, directly or indirectly, have held or hold equity interests in other PFICs, collectively referred to as Lower-Tier PFICs. Under attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate shares of the stock of Lower-Tier PFICs and will be subject to U.S. federal income tax according to the rules described in the following paragraphs on (i) certain distributions by a Lower-Tier PFIC and (ii) a disposition of shares of a Lower-Tier PFIC, in each case as if the U.S. Holder held such shares directly, even though holders have not received the proceeds of those distributions or dispositions directly. U.S. Holders should consult their tax advisors about the consequences to them of our investment in one or more Lower-Tier PFICs.
If we were a PFIC for any taxable year during which a U.S. Holder held common shares (assuming such U.S. Holder has not made a timely mark-to-market election, as described below), gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of the common shares would be allocated ratably over the U.S. Holder’s holding period for the common shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the amount allocated to that taxable year. Further, to the extent that any distribution received by a U.S. Holder on its common shares exceeds 125% of the average of the annual distributions on the common shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above.
A U.S. Holder can avoid certain of the adverse rules described above by making a mark-to-market election with respect to its common shares, provided that the common shares are “marketable.” Common shares will be marketable if they are “regularly traded” on a “qualified exchange” or other market within the meaning of applicable Treasury regulations. If a U.S. Holder makes the mark-to-market election, it generally will recognize as ordinary income any excess of the fair market value of the common shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the common shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark- to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in our common shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of common shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). A mark-to-market election generally cannot be made for equity interests in any Lower-Tier PFIC unless shares of such Lower-Tier PFIC are themselves “marketable.” As a result, if a U.S. Holder makes a mark-to-market election with respect to our common shares, the U.S. Holder would nevertheless be subject to the PFIC rules described above with respect to its indirect interest in any Lower-Tier PFIC unless the U.S. Holder makes a qualified electing fund election, also known as a QEF Election, with respect to such Lower-Tier PFIC, as discussed below.
In addition, in order to avoid the application of the foregoing rules, a U.S. Holder that owns stock in a PFIC for U.S. federal income tax purposes may make a QEF Election with respect to such PFIC if the PFIC provides the information necessary for such election to be made. If a U.S. Holder makes a QEF Election with respect to a PFIC, the U.S. Holder will be currently taxable on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC and will not be required to include such amounts in income when actually distributed by the PFIC. There is no assurance that we will provide information necessary for U.S. Holders to make QEF Elections. A QEF Election with respect to us will not apply to any Lower-tier PFIC. If we determine that any of our subsidiaries is a Lower-Tier PFIC for any taxable year, there is no assurance that we will provide information necessary for U.S. Holders to make a QEF Election with respect to such Lower-Tier PFIC.
In addition, if we were a PFIC or, with respect to a particular U.S. Holder, were treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential dividend rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.
If a U.S. Holder owns common shares during any year in which we are a PFIC, the U.S. Holder generally must file annual reports, containing such information as the U.S. Treasury may require on Internal Revenue Service Form 8621 (or any successor form) with respect to us, generally with the U.S. Holder’s federal income tax return for that year.
U.S. Holders should consult their tax advisers concerning our potential PFIC status and the potential application of the PFIC rules.
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient, or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.
The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

UNDERWRITING
The Company and the underwriters named below have entered into an underwriting agreement with respect to the common shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of common shares indicated in the following table. Goldman Sachs & Co. LLC, Jefferies LLC and SVB Securities LLC are the representatives of the underwriters.
Underwriters	Number of Shares
Goldman Sachs & Co. LLC
Jefferies LLC
SVB Securities LLC
Van Lanschot Kempen (USA) Inc.
Total
The underwriters are committed to take and pay for all of the common shares being offered, if any are taken, other than the common shares covered by the option described below unless and until this option is exercised.
The underwriters have an option exercisable for 30 days after the date of this prospectus supplement, to purchase up to additional             common shares at the public offering price, less the underwriting discounts and commissions. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the Company. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase         additional common shares.
Paid by the Company	No Exercise	Full Exercise
Per Share	$	$
Total	$	$
The Company estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $      . The Company has agreed to reimburse the underwriters for certain of their FINRA expenses in an amount up to $35,000.
The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Common shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any common shares sold by the underwriters to securities dealers may be sold at a discount of up to $       per share from the initial public offering price. After the initial offering of the common shares, the representatives may change the offering price and the other selling terms. The offering of the common shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The Company, members of the Company’s Management Board and members of the Company’s Supervisory Board have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of the representatives. The restrictions described in this paragraph are subject to customary exceptions, including, but not limited to, transactions pursuant to any trading plans that meet the requirements of Rule 10b5-1 under the Exchange Act entered into prior to the date of this prospectus supplement, as well as any existing employee benefit plans.
In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise.
European Economic Area
In relation to each Member State of the European Economic Area (“EEA”) (each a “Relevant Member State”), no common shares have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the common shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved by the competent authority in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that offers of the common shares may be made to the public in that Relevant Member State at any time under the following exemptions of the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation) subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the common shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase any common shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.
Each person in a Relevant Member State who receives any communication in respect of, or who acquires any common shares under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the underwriters and their affiliates and the Company that:
(a)
it is a qualified investor within the meaning of the Prospectus Regulation; and

(b)
in the case of any common shares acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the common shares acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the representatives has been given to the offer or resale; or (ii) where the common shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those common shares to it is not treated under the Prospectus Regulation as having been made to such persons.

The Company, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the representatives of such fact in writing may, with the prior consent of the representatives, be permitted to acquire common shares in the offering.
United Kingdom
This prospectus supplement and any other material in relation to the common shares described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “FPO”); or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the United Kingdom (“UK”); or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) in connection with the issue or sale of any common shares may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as “Relevant Persons”). The common shares are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the common shares will be engaged in only with, the Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or any of its contents.

No common shares have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the common shares which has been approved by the Financial Conduct Authority, except that the common shares may be offered to the public in the UK at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the common shares shall require the Company and/or any underwriters or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the common shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase or subscribe for any common shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Each person in the UK who acquires any common shares in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company, the underwriters and their affiliates that it meets the criteria outlined in this section.
Canada
The common shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the common shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The common shares may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “Securities and Futures Ordinance”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an offer to the public within the meaning of that ordinance. No advertisement, invitation or document relating to the common shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong

Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the common shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the common shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Japan
The common shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The common shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Switzerland
The common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the common shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company, the common shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of common shares will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of common shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of common shares.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The common shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the common shares offered should conduct their own due diligence on the common shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (the “ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the common shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the common shares without disclosure to investors under Chapter 6D of the Corporations Act.
The common shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring common shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Germany
Our common shares may be offered and sold in the Federal Republic of Germany only in compliance with the Prospectus Regulation, the Commission Delegated Regulations (EU) 2019/979 and (EU) 2019/980,

each as of March 14, 2019 and the German Securities Prospectus Act (Wertpapierprospektgesetz), as amended, or any other laws applicable in Germany governing the issue, offering and sale of securities. This prospectus supplement has not been approved under the Prospectus Regulation and, accordingly, our common shares may not be offered publicly in the Federal Republic of Germany. Our common shares will be offered in the Federal Republic of Germany in reliance on an exemption from the requirement to publish an approved securities prospectus under the Prospectus Regulation. Any resale of our common shares in Germany may only be made in accordance with the Prospectus Regulation and other applicable laws. We have not filed, and do not intend to file, a securities prospectus with the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, “BaFin”) or obtain a notification to BaFin from another competent authority of a member state of the EEA, with which a securities prospectus may have been filed, pursuant to Article 24 Para. 1 of the Prospectus Regulation.
The State of Israel
In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The Company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

ENFORCEMENT OF JUDGMENTS
We are incorporated under the laws of the Netherlands and, as such, Dutch private international law governs the rights of our shareholders and the civil liability of our managing directors, supervisory directors and executive officers are governed in certain respects by the laws of the Netherlands. Our headquarters are located in Germany. Substantially all of our assets are located outside the United States. The majority of our managing directors and supervisory directors reside outside the United States. The ability of our shareholders in certain countries other than the Netherlands to bring an action against us or our managing directors, supervisory directors and executive officers may be limited under applicable law. As a result, it may not be possible for shareholders to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. In addition, it is not clear whether a Dutch court would impose civil liability on us or any of our managing directors, supervisory directors and executive officers in an original action based solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in the Netherlands.
As of the date of this prospectus supplement, the United States and the Netherlands do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. With respect to choice of court agreements in civil or commercial matters, the Hague Convention on Choice of Court Agreements has entered into force for the Netherlands, but has not entered into force for the United States. Accordingly, a judgment rendered by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized and enforced by the competent Dutch courts. However, if a person has obtained a judgment rendered by a court in the United States that is enforceable under the laws of the United States and files a claim with the competent Dutch court, the Dutch court will in principle give binding effect to that foreign judgment if (i) the jurisdiction of the foreign court was based on a ground of jurisdiction that is generally acceptable according to international standards, (ii) the judgment by the foreign court was rendered in legal proceedings that comply with the Dutch standards of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging), (iii) binding effect of such foreign judgment is not contrary to Dutch public order (openbare orde) and (iv) the judgment by the foreign court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for recognition in the Netherlands. However, even if such a foreign judgment is given binding effect, a claim based on that foreign judgment may still be rejected if the foreign judgment is not or no longer formally enforceable.
The United States and Germany currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, in civil and commercial matters. Consequently, a final judgment for payment or declaratory judgments given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in Germany. German courts may deny the recognition and enforcement of a judgment rendered by a U.S. court if they consider the U.S. court not to be competent or the decision to be in violation of German public policy principles. For example, judgments awarding punitive damages are generally not enforceable in Germany. A German court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages.
In addition, actions brought in a German court against us, our management board and supervisory board and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. German procedural law does not provide for pre-trial discovery of documents, nor does Germany support pre-trial discovery of documents under the 1970 Hague Evidence Convention. Proceedings in Germany would have to be conducted in the German language and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, our management board and supervisory board and the experts named in this prospectus.

Based on the lack of a treaty as described above, there can be no assurance that U.S. investors will be able to enforce against us or managing directors, supervisory directors, executive officers or certain experts named herein who are residents of or possessing assets in the Netherlands, Germany, or other countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

LEGAL MATTERS
The validity of the common shares and certain other matters of Dutch law will be passed upon for us by NautaDutilh N.V., Amsterdam, the Netherlands. Certain matters of German law will be passed upon for us by FALK GmbH & Co KG, Germany. Certain matters of U.S. federal law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Certain matters of U.S. federal law will be passed upon for the underwriters in connection with this offering by Latham & Watkins LLP, New York, New York.
EXPERTS
The consolidated financial statements of CureVac N.V., appearing in the Annual Report on Form 20-F for the year ended December 31, 2021, and the effectiveness of CureVac N.V.’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance on such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
We have filed with the SEC a “shelf” registration statement (including exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus supplement, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities offered by this prospectus supplement, you may examine the registration statement on Form F-3 and the exhibits filed with it at the website provided in the previous paragraph.
We maintain a corporate website at www.curevac.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the registration statement of which it forms a part.

INFORMATION INCORPORATED BY REFERENCE
The rules of the SEC allow us to incorporate by reference information in this prospectus supplement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus supplement is considered to be a part of this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below:
•
our Annual Report on Form 20-F for the year ended December 31, 2021 (the “Annual Report”);

•
our Reports on Form 6-K filed with the SEC on January 7, 2022, January 13, 2022, January 18, 2022, February 10, 2022, March 1, 2022, March 30, 2022, April 11, 2022, April 21, 2022, April 28, 2022, May 25, 2022 (three filings), June 8, 2022 (two filings), July 5, 2022, August 18, 2022 (three filings), November 14, 2022, November 17, 2022 (two filings), December 14, 2022, January 6, 2023, January 9, 2023, January 30, 2023 and February 1, 2023; and

•
the description of our common shares contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on August 13, 2020, as updated by the description of our common shares filed as Exhibit 2.5 to the Annual Report, including any amendments or supplements thereto.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus supplement and prior to the completion or termination of this offering shall be deemed incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement.
Documents incorporated by reference in this prospectus supplement are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing at Friedrich-Miescher-Strasse 15, 72076 Tübingen, Germany or via telephone at +49 7071 9883 0. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information filed by us electronically at http://www.sec.gov.

PROSPECTUS
CureVac N.V.
Common Shares
Debt Securities
Warrants
Subscription Rights
Purchase Contracts
Units
We or any selling security holder may offer and sell from time to time, in one or more offerings, any combination of the following securities: common shares, par value €0.12 per share, debt securities, warrants, subscription rights, purchase contracts and units, or collectively, the “securities.” We or any selling security holder may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. To the extent that any selling security holder resells any securities, the selling security holder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling security holder and the terms of the securities being offered. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.
The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will set forth the names of the underwriters, dealers or agents, if any, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. For general information about the distribution of the securities offered, see “Plan of Distribution” beginning on page 29 of this prospectus.
Our common shares are listed on the Nasdaq Global Market under the symbol “CVAC.”
We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, may elect to comply with reduced public company reporting requirements for this and future filings. Based on the aggregate market value of our common shares held by non-affiliates as of June 30, 2021, we will become a “large accelerated filer” and no longer qualify as an emerging growth company as of December 31, 2021. See “Our Company — Implications of Being an Emerging Growth Company.”
Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 5 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated September 17, 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus and selling security holders may, from time to time, offer such securities owned by them. This prospectus provides you with a general description of the securities that may be offered by us and/or selling security holders. Each time we or selling security holders sell securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.
Before buying any of the securities that we and/or any selling security holders are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a prospectus supplement or a document incorporated by reference in this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Neither we nor any selling security holders, underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we or a selling security holder may authorize to be delivered or made available to you. Neither we nor any selling security holders, underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “CureVac” or the “Company,” “we,” “our,” “ours,” “ourselves,” “us” or similar terms refer to: (1) on or following the consummation of the Corporate Reorganization, CureVac N.V. together with its subsidiaries, including CureVac AG, and (2) prior to the consummation of the Corporate Reorganization, CureVac AG.
We are a holding company and our assets are predominately formed by the capital stock of our wholly owned subsidiaries, including CureVac AG. CureVac N.V. operates and controls all of the business and affairs and consolidates the financial results of CureVac AG. We are incorporated in the Netherlands, and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the Securities and Exchange Commission as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Trademarks
We own or have rights to various trademarks and trade names, including CureVac® and the CureVac logo, that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. We do not intend our use or display of other entities’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity. Solely for convenience, the trademarks, trade names and service marks in this prospectus are referred to without the symbols ® and ™, or SM, but the omission of such references should not be construed as any indication that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.
Presentation of Financial Information
We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.
Our financial statements included in this prospectus are presented in euro and, unless otherwise specified, all monetary amounts are in euro. All references in this prospectus to “$,” “U.S. dollars” and “dollars” means U.S. dollars and all references to “€” and “euro” mean euro, unless otherwise noted. The exchange rate used for conversion between U.S. dollars and euros is based on the ECB euro reference exchange rate published by the European Central Bank.
This prospectus incorporates by reference the historical financial statements and other financial information of CureVac AG, which was acquired by CureVac B.V., an entity which converted into CureVac N.V. as part of the consummation of our Corporate Reorganization. Following the Corporate Reorganization, the consolidated financial statements of CureVac N.V. are a continuation of the historical consolidated financial statements of CureVac AG. See “Corporate Reorganization.”
Market and Industry Data
Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market position, market opportunity and market size estimates, is based on information from independent industry analysts, third party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third party sources, as well as data from our internal research, and are based on assumptions made by us based on such data and our knowledge of such industry and market, which we believe to be reasonable. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

OUR COMPANY
Overview
We are a global biopharmaceutical company developing a new class of transformative medicines based on messenger ribonucleic acid that has the potential to improve the lives of people. Our vision is to revolutionize medicine and open new avenues for developing therapies by enabling the body to make its own drugs. Messenger ribonucleic acid, or mRNA, plays a central role in cellular biology in the production of proteins in every living cell. We are the pioneers in successfully harnessing mRNAs designed to prevent infections and to treat diseases by mimicking human biology to synthesize the desired proteins. Our technology platform is based on a natural approach to optimize mRNA constructs that encode functional proteins that either induce a desired immune response or replace defective or missing proteins using the cell’s intrinsic translation machinery. Our current product portfolio includes clinical and preclinical candidates across multiple disease indications in prophylactic vaccines, oncology and protein therapy.
Company and Corporate Information
We were incorporated pursuant to the laws of the Netherlands as CureVac B.V. and were converted into CureVac N.V. as part of the Corporate Reorganization. Our principal executive offices are located at Friedrich-Miescher-Strasse 15, 72076 Tübingen, Germany. Our telephone number at this address is
+49 7071 9883 0. Our principal website is www.curevac.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:
•
a requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure in a prospectus;

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an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

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to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation; and

•
an exemption from compliance with the requirement that the Public Company Accounting Oversight Board has adopted regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Given that we currently report and expect to continue to report under IFRS as issued by the IASB, we have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB. Since IFRS makes no distinction between public and private companies for purposes of compliance with new or revised accounting standards, the requirements for our compliance as a private company and as a public company are the same.
Based on the aggregate market value of our common shares held by non-affiliates as of June 30, 2021, we will become a “large accelerated filer” and no longer qualify as an emerging growth company as of December 31, 2021. Accordingly, beginning with our Annual Report on Form 20-F for the year ended December 31, 2021, we will no longer be subject to the reduced reporting requirements applicable to emerging growth companies and we will be required to adhere to, among other things, the auditor attestation requirement in the assessment of internal controls over financial reporting and compliance with the requirement that the Public Company Accounting Oversight Board has adopted regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements.
Implications of Being a Foreign Private Issuer
We are also considered a “foreign private issuer.” In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our managing directors, supervisory directors and our principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of the managing directors or supervisory directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.
In this prospectus and in the documents incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies.

RISK FACTORS
Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then-most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” or other similar expressions.
Forward-looking statements appear in a number of places in this prospectus and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus. These risks and uncertainties include factors relating to:
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our ability to obtain funding for our operations necessary to complete further development and commercialization of our product candidates;

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the initiation, timing, progress, results, and cost of our research and development programs and our current and future preclinical studies and clinical trials, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

•
the timing of and our ability to obtain and maintain regulatory approval for our product candidates;

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the ability and willingness of our third party collaborators to continue research and development activities relating to our product candidates;

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the exercise by the Bill & Melinda Gates Foundation of withdrawal rights;

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our and our collaborators’ ability to obtain, maintain, defend and enforce our intellectual property protection for our proprietary and collaborative product candidates, and the scope of such protection;

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the rate and degree of market acceptance of our products;

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our ability to commercialize our product candidates, if approved;

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our ability and the potential to successfully manufacture our drug substances and delivery vehicles for preclinical use, for clinical trials and on a larger scale for commercial use, if approved;

•
general economic, political, demographic and business conditions in the United States and Europe;

•
fluctuations in inflation and exchange rates in Europe;

•
our ability to implement our growth strategy;

•
our ability to compete and conduct our business in the future;

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our ability to enroll patients for our clinical trials;

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the availability of qualified personnel and the ability to retain such personnel;

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regulatory developments and changes in the United States and foreign countries including tax matters;

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our use of proceeds from any sale of securities under this prospectus;

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our ability to overcome the challenges posed by the COVID-19 pandemic to the conduct of our business;

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other factors that may affect our financial condition, liquidity and results of operations; and

•
other risk factors discussed under “Risk Factors.”

You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from and worse than what we expect. If our forward-looking statements prove to be inaccurate, the inaccuracy may be material. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. Moreover, we operate in an evolving environment. Thus, new risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.
Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events or otherwise.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of our securities will be used for general corporate purposes and other business opportunities.
We will not receive any proceeds from the sale of securities by any selling security holder, unless otherwise set forth in a prospectus supplement.

DIVIDEND POLICY
We have never paid or declared any cash dividends on our common shares, and we do not anticipate paying any cash dividends on our common shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business.
Under Dutch law, we may only pay dividends to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-in and called-up share capital plus the reserves required to be maintained by Dutch law or by our articles of association and (if it concerns a distribution of profits) after adoption of the annual accounts by the general meeting from which it appears that such dividend distribution is allowed. Subject to such restrictions, any future determination to pay dividends will be at the discretion of our management board with the approval of our supervisory board and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our management board and supervisory board deem relevant.
Under our articles of association, our management board may decide that all or part of the profits are added to our reserves. Before reservation of any profit, to the extent that preferred shares have been canceled and preferred distributions on those canceled shares are outstanding, the profits are first to be used to satisfy the outstanding claim to those who held those preferred shares at the moment of such cancellation becoming effective and subsequently if any preferred shares are outstanding, a dividend is paid out of the remaining profit on the preferred shares in accordance with our articles of association. This dividend, or preferred dividend, shall be calculated on the basis of a fixed rate over the amount paid-up on the outstanding preferred shares pro rata tempore for the period during which they were outstanding during the financial year concerned, and shall include any arrears in payment of prior years’ preferred dividends (if any). The remaining profit will be at the disposal of the general meeting at the proposal of the management board for distribution on the common shares, subject to restrictions of Dutch law and approval by our supervisory board of such proposal of our management board. Our management board is permitted, subject to certain requirements, to declare interim dividends without the approval of the general meeting, but only with the approval of the supervisory board. Dividends and other distributions shall be made payable not later than the date determined by the management board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

CORPORATE REORGANIZATION
Introduction
In connection with our initial public offering in August 2020, a corporate reorganization took place in the steps as described below, or the Corporate Reorganization.
Exchange of CureVac AG Securities for CureVac B.V. Common Shares
Immediately following the pricing of our initial public offering, the existing shareholders of CureVac AG became a party to a separate notarial deed of issue under Dutch law, the existing shareholders (i) subscribed for new common shares in CureVac B.V. and (ii) agreed to transfer their respective shares in CureVac AG to CureVac B.V. as a contribution in kind against issuance of the aforementioned common shares in CureVac B.V. in the course of a capital increase of CureVac B.V. Immediately thereafter, the existing shareholders of CureVac AG effected such transfer of their respective shares in CureVac AG to CureVac B.V. As a result of the issuance of common shares in CureVac B.V. to the shareholders of CureVac AG as consideration for the contribution and transfer of their respective shares in CureVac AG to CureVac B.V., CureVac B.V. became the sole shareholder of CureVac AG.
Shares of CureVac B.V. Outstanding After the Corporate Reorganization
Shares of CureVac AG were exchanged for common shares of CureVac B.V. on a 1-to-133.0778 basis as provided for in each notarial deed of issue.
Upon completion of this share exchange (and prior to the closing of our initial public offering), the then shareholders of CureVac AG held an aggregate of 155,259,871 common shares of CureVac B.V. (inclusive of 702,917 common shares underlying outstanding options under the legacy management stock option plan that were deemed to be outstanding).
Conversion of CureVac B.V. into CureVac N.V.
As part of the Corporate Reorganization, the legal form of CureVac B.V. was converted from a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) to a Dutch public company (naamloze vennootschap), and the articles of association of CureVac N.V. became effective. Such final step took place by means of the execution of a notarial deed of conversion and amendment, which took place prior to the listing of our common shares on the Nasdaq Global Market. This deed of conversion and amendment was executed following the delivery of a Dutch auditor’s statement confirming that, on a day within five months prior to the conversion, our shareholders’ equity was at least equal to the paid-in part of our issued share capital as set forth in the deed of conversion and amendment. The conversion resulted in a name change from CureVac B.V. to CureVac N.V. Our articles of association are further described in the section “Description of Share Capital and Articles of Association” and are incorporated by reference (as an English translation of the official Dutch version) in the registration statement of which this prospectus forms a part (by reference to Exhibit 3.1 to the Company’s Form F-1 (File No. 333-240076) filed on August 10, 2020)).

CAPITALIZATION
The following table sets forth our cash and cash equivalents and our total capitalization as of June 30, 2021.
You should read this table in conjunction with our consolidated financial statements, including the notes thereto, incorporated by reference in this prospectus supplement.
As of June 30, 2021
(in thousands of euros) (unaudited)
Cash and cash equivalents	1,355,812
Long-term debt (EIB loan)	26,726
Equity:
Issued capital	22,425
Capital reserve	1,726,713
Treasury shares	(3,022)
Accumulated deficit	(910,825)
Other comprehensive income	27
Total shareholders’ equity	835,318
Total capitalization	862,044

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
We were incorporated pursuant to the laws of the Netherlands as CureVac B.V. on April 7, 2020 to become a holding company for CureVac AG prior to our initial public offering. Pursuant to the terms of the Corporate Reorganization, all of the outstanding shares in CureVac AG were contributed and transferred to CureVac B.V. in a capital increase in exchange for common shares of CureVac B.V. and, as a result, CureVac AG became a wholly owned subsidiary of CureVac B.V. and then current shareholders of CureVac AG became the shareholders of CureVac B.V. Immediately following such exchange, and prior to the listing of our common shares on the Nasdaq Global Market, we converted into a public company (naamloze vennootschap) under Dutch law pursuant to a Dutch notarial deed of amendment and conversion, following which our legal name became CureVac N.V. As part of our Corporate Reorganization, outstanding shares of all series in CureVac AG were exchanged for common shares in CureVac N.V. See “Corporate Reorganization.” Our affairs are governed by the provisions of our articles of association and internal rules, regulations and policies, as amended and restated from time to time, and by the provisions of applicable Dutch law.
As provided in our articles of association, subject to Dutch law, we have full capacity to carry on or undertake any business or activity as a holding company, do any act or enter into any transaction consistent with the objects specified in our articles of association, and, for such purposes, full rights, powers and privileges. Our registered office is Friedrich-Miescher-Strasse 15, 72076, Tübingen, Germany.
As of the execution of our deed of conversion and amendment as part of the Corporate Reorganization (see “Corporate Reorganization”), our authorized share capital amounted to €92,700,000, divided into 386,250,000 common shares and 386,250,000 preferred shares, each with a nominal value of €0.12. As of June 30, 2021, our issued share capital amounted to €22,444,094 (including 204,946 option awards outstanding and exercisable under the legacy management stock option plan). As of September 13, 2021, our issued share capital amounts to €22,449,833 (including 65,077 option awards outstanding and exercisable under the legacy management stock option plan). Our common shares are listed on the Nasdaq Global Market under the symbol “CVAC.”
The following is a summary of relevant information concerning our share capital and our articles of association. This summary does not constitute legal advice regarding those matters and should not be regarded as such.
Common Shares
The following summarizes the main rights of holders of our common shares:
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each holder of common shares is entitled to one vote per share on all matters to be voted on by shareholders generally, including the appointment of managing directors and supervisory directors;

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there are no cumulative voting rights;

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the holders of our common shares are entitled to dividends and other distributions as may be declared from time to time by us out of funds legally available for that purpose, if any, following payment of the preferred dividend if any preferred shares are outstanding;

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upon our liquidation, dissolution or winding up, the holders of common shares will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities, following payment of the preferred dividend if any preferred shares are outstanding; and

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the holders of common shares have preemptive rights in case of share issuances or the grant or rights to subscribe for shares, except if such rights are limited or excluded by the corporate body authorized to do so and except in such cases as provided by Dutch law and our articles of association.

Shareholders’ Register
Pursuant to Dutch law and our articles of association, we must keep our shareholders’ register accurate and current. The management board keeps our shareholders’ register and records names and addresses of all holders of shares, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of us as well as the amount paid on each share. The register also includes the names and addresses of those with a right of use and enjoyment (vruchtgebruik) in shares belonging to another or a pledge (pandrecht) in respect of such shares. The shares are in registered form (op naam). We may issue share certificates (aandeelbewijzen) for registered shares in such form as may be approved by our management board.
Corporate Objectives
Pursuant to our articles of association, our main corporate objectives are:
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to incorporate, to participate in, to finance, to hold any other interest in and to conduct the management or supervision of other entities, companies and partnerships in the area of pharmaceuticals and related products;

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to acquire, to manage, to invest, to exploit, to encumber and to dispose of assets and liabilities;

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to furnish guarantees, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of group companies or other parties; and

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to do anything which, in the widest sense, is connected with or may be conducive to the objects described above.

Limitations on the Rights to Own Securities
Our common shares may be issued to individuals, corporations, trusts, estates of deceased individuals, partnerships and unincorporated associations of persons. Our articles of association contain no limitation on the rights to own our common shares and no limitation on the rights of nonresidents of the Netherlands or foreign shareholders to hold or exercise voting rights. Our preferred shares shall only be issued to the protective foundation, if and when incorporated.
Limitation on Liability and Indemnification Matters
Under Dutch law, managing directors and supervisory directors may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to the company and to third parties for infringement of the articles of association or of certain provisions of Dutch law. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Subject to certain exceptions, our articles of association provide for indemnification of our current and former managing directors and supervisory directors (and other current and former officers and employees as designated by our management board, subject to approval by our supervisory board). No indemnification shall be given to an indemnified person:
(a)
if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such indemnified person);

(b)
to the extent that his or her financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);

(c)
in relation to proceedings brought by such indemnified person against the company, except for proceedings brought to enforce indemnification to which he is entitled pursuant to our articles of association, pursuant to an agreement between such indemnified person and the company which has been approved by the management board or pursuant to insurance taken out by the company for the benefit of such indemnified person; and

(d)
for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without the company’s prior consent.

Under our articles of association, our management board may stipulate additional terms, conditions and restrictions in relation to the indemnification described above.
Shareholders’ Meetings
General meetings may be held in Amsterdam, Arnhem, Assen, The Hague, Haarlem, Hertogenbosch, Groningen, Leeuwarden, Lelystad, Maastricht, Middelburg, Rotterdam, Schiphol (Haarlemmermeer), Utrecht or Zwolle, all in the Netherlands. The annual general meeting must be held within six months of the end of each financial year. Additional extraordinary general meetings may also be held, whenever considered appropriate by the management board or the supervisory board and shall be held within three months after our management board has considered it to be likely that our equity has decreased to an amount equal to or lower than half of its paid-in and called-up share capital, in order to discuss the measures to be taken if so required.
Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law who jointly represent at least one-tenth of the issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If we have not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the requesting party/parties may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting. The court shall disallow the application if it does not appear that the applicants have previously requested our management board and our supervisory board to convene a general meeting and neither our management board nor our supervisory board has taken the necessary steps so that the general meeting could be held within six weeks after the request.
General meetings must be convened by an announcement published in a Dutch daily newspaper with national distribution. The notice must state the agenda, the time and place of the meeting, the record date (if any), the procedure for participating in the general meeting by proxy, as well as other information as required by Dutch law. The notice must be given at least 15 days prior to the day of the meeting. The agenda for the annual general meeting shall include, among other things, the adoption of the annual accounts, appropriation of our profits and proposals relating to the composition of the management board and supervisory board, including the filling of any vacancies in such bodies. In addition, the agenda shall include such items as have been included therein by the management board or the supervisory board. The agenda shall also include such items requested by one or more shareholders, or others with meeting rights under Dutch law, representing at least 3% of the issued share capital. Requests must be made in writing or by electronic means and received by us at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those that have been included in the agenda.
In accordance with the Dutch Corporate Governance Code, or the DCGC, and our articles of association, shareholders having the right to put an item on the agenda under the rules described above shall exercise such right only after consulting the management board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy (for example, the removal of managing directors or supervisory directors), the management board must be given the opportunity to invoke a reasonable period to respond to such intention. Such period shall not exceed 180 days (or such other period as may be stipulated for such purpose by Dutch law and/or the DCGC from time to time). If invoked, the management board must use such response period for further deliberation and constructive consultation, in any event with the shareholders(s) concerned, and shall explore the alternatives. At the end of the response time, the management board shall report on this consultation and the exploration of alternatives to the general meeting. This shall be supervised by our supervisory board. The response period may be invoked only once for any given general meeting and shall not apply (a) in respect of a matter for which a response period has been previously invoked; or (b) if a shareholder holds at least 75% of the company’s issued share capital as a consequence of a successful public bid. The response period may also be invoked in response to shareholders or others with meeting rights under Dutch law requesting that a general meeting be convened, as described above.

Moreover, our management board, with the approval of our supervisory board, can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a general meeting or their right to request a general meeting, propose an agenda item for our general meeting to dismiss, suspend or appoint one or more managing directors or supervisory directors (or to amend any provision in our articles of association dealing with those matters) or when a public offer for our company is made or announced without our support, provided, in each case, that our management board believes that such proposal or offer materially conflicts with the interests of our company and its business. During a cooling-off period, our general meeting cannot dismiss, suspend or appoint managing directors and supervisory directors (or amend the provisions in our articles of association dealing with those matters) except at the proposal of our management board. During a cooling-off period, our management board must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of our issued share capital at the time the cooling-off period was invoked, as well as with our Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on our website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, our management board must publish a report in respect of its policy and conduct of affairs during the cooling-off period on our website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at our office and must be tabled for discussion at the next general meeting. Shareholders representing at least 3% of our issued share capital may request the Enterprise Chamber for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:
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our management board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our company and its business;

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our management board cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or

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other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no ‘stacking’ of defensive measures).

The general meeting is presided over by the chairman of the supervisory board. If no chairman has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by the vice-chairman of the supervisory board. If no vice-chairman has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by another supervisory director present at the meeting. If no supervisory director is present, the meeting shall be presided over by our CEO. If no CEO has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by another managing director present at the meeting. If no managing director is present at the meeting, the general meeting shall be presided over by any other person appointed by the general meeting. In each case, the person who should chair the general meeting pursuant to the rules described above may appoint another person to chair the general meeting instead. Managing directors and supervisory directors may always attend a general meeting. In these meetings, they have an advisory vote. The chairman of the meeting may decide, at his or her discretion, to admit other persons to the meeting.
All shareholders and others with meeting rights under Dutch law are authorized to attend the general meeting, to address the meeting and, in so far as they have such right, to vote pro rata to his or her shareholding. Shareholders may exercise these rights, if they are the holders of shares on the record date, if any, as required by Dutch law, which is currently the 28th day before the day of the general meeting. Under our articles of association, shareholders and others with meeting rights under Dutch law must notify us in writing or by electronic means of their identity and intention to attend the general meeting. This notice must be received by us ultimately on the seventh day prior to the general meeting, unless indicated otherwise when such meeting is convened.
Each common share and each preferred share confers the right on the holder to cast one vote at the general meeting. Shareholders may vote by proxy. No votes may be cast at a general meeting on shares held by us or our subsidiaries or on shares for which we or our subsidiaries hold depository receipts. Nonetheless, the holders of a right of use and enjoyment (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of use and enjoyment (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of use and enjoyment (vruchtgebruik) or a right of pledge (pandrecht). Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a general meeting.
Decisions of the general meeting are taken by a simple majority of votes cast, except where Dutch law or our articles of association provide for a qualified majority or unanimity.
Managing Directors and Supervisory Directors
Appointment of Managing Directors and Supervisory Directors
Under our articles of association, the managing directors and supervisory directors are appointed by the general meeting upon binding nomination by our supervisory board. During the periods specified below, dievini Hopp BioTech holding GmbH & Co. KG, Walldorf, or dievini, (or its legal successor or permitted assigns under the shareholders’ agreement Kreditanstalt für Wiederaufbau, or KfW, dievini and Mr. Dietmar Hopp entered into on June 16, 2020, or the KfW dievini Shareholders’ Agreement), KfW (or its legal successors or permitted assigns under the KfW dievini Shareholders’ Agreement), and any other shareholder or group of shareholders owning at least 20% of our issued share capital, or nomination concert, have the right to make a binding nomination for one or more supervisory directors as specified below:
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during the initial nomination period (as defined by our articles of association) for dievini, dievini (or its legal successor or permitted assigns under the KfW dievini Shareholders’ Agreement) will have the right under our articles of association to make a binding nomination for the following number of supervisory directors:

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four (4) supervisory directors for as long as dievini (or its legal successor or permitted assigns under the KfW dievini Shareholders’ Agreement) and its affiliates (as defined by our articles of association) and ultimate beneficiaries (as defined by our articles of association) (individually or collectively) owns at least 70% of our issued share capital;

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three (3) supervisory directors for as long as dievini (or its legal successor or permitted assigns under the KfW dievini Shareholders’ Agreement) and its affiliates (as defined by our articles of association) and ultimate beneficiaries (as defined by our articles of association) (individually or collectively) owns at least 50% (but less than 70%) of our issued share capital;

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two (2) supervisory directors for as long as dievini (or its legal successor or permitted assigns under the KfW dievini Shareholders’ Agreement) and its affiliates (as defined by our articles of association) and ultimate beneficiaries (as defined by our articles of association) (individually or collectively) owns at least 30% (but less than 50%) of our issued share capital; and

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one (1) supervisory director for as long as dievini (or its legal successor or permitted assigns under the KfW dievini Shareholders’ Agreement) and its affiliates (as defined by our articles of association) and ultimate beneficiaries (as defined by our articles of association) (individually or collectively) owns at least 10% (but less than 30%) of our issued share capital;

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during the initial nomination period (as defined by our articles of association) for KfW, KfW (or its legal successors or permitted assigns under the KfW dievini Shareholders’ Agreement) will have the right under our articles of association to make a binding nomination for one supervisory director; and

•
at any time, each nomination concert (excluding dievini (or its legal successors or permitted assigns under the KfW dievini Shareholders’ Agreement), its affiliates and its ultimate beneficiaries and excluding KfW (or its legal successors or permitted assigns under the KfW dievini Shareholders’

Agreement) and its affiliates for as long as dievini and KfW, respectively, have the nomination rights discussed above) will have the right under our articles of association to make a binding nomination for one supervisory director for each 20% of our issued share capital represented by that nomination concert, provided such nominee is independent from the nomination concert and CureVac N.V. under the DCGC and applicable U.S. securities laws and Nasdaq rules.
If a supervisory director who was nominated by dievini, KfW or a nomination concert ceases to be a supervisory director before the expiry of his or her term of appointment, dievini, KfW or the relevant nomination concert, as applicable, shall as soon as reasonably possible nominate a successor (if, at that time, dievini, KfW or the nomination concert, as applicable, still has nomination rights under our articles of association at that time) and our supervisory board shall subsequently and promptly convene our general meeting for purposes of appointing such nominee to the supervisory board.
The general meeting may at all times overrule the binding nomination by a resolution adopted by a simple majority of the votes cast, provided such majority represents at least one-third of the issued share capital. If the general meeting overrules the binding nature of a binding nomination, a new nomination shall be prepared by whoever made the overruled nomination.
If dievini, KfW and/or a nomination concert loses the right to nominate one or more of our supervisory directors, as applicable, the supervisory director(s), so nominated, must promptly resign. A supervisory director nominated by a nomination concert must also promptly resign once that supervisory director is no longer independent from the nomination concert or our company.
Our supervisory board adopted a diversity policy for the composition of our management board and our supervisory board, as well as a profile for the composition of the supervisory board. The supervisory board shall make any nomination for the appointment of a managing director or supervisory director with due regard to the rules and principles set forth in such diversity policy and profile, as applicable.
At a general meeting, a resolution to appoint a managing director or supervisory director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that general meeting or in the explanatory notes thereto.
Under Dutch law, when nominating a person for appointment or reappointment as a supervisory director, the nomination must be supported by reasons (if it concerns a reappointment, past performance must be taken into consideration) and the following information about such person must be provided: (i) age and profession; (ii) the aggregate nominal value of the shares held in the company’s capital; (iii) present and past positions, to the extent relevant for the performance of the tasks of a supervisory director; and (iv) the name of each entity where such person already holds a position as supervisory director or non-executive director (in case of multiple entities within the same group, the name of the group shall suffice).
Duties and Liabilities of Managing Directors and Supervisory Directors
Under Dutch law, the management board is charged with the management of the company, subject to the restrictions contained in our articles of association, and the supervisory board is charged with the supervision of the policy of the management board and the general course of affairs of the company and of the business connected with it. The managing directors may divide their tasks among themselves in or pursuant to the internal rules applicable to the management board. Each managing director and supervisory director has a statutory duty to act in the corporate interest of the company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or breakup of the company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed. The supervisory board will also observe the corporate social responsibility issues that are relevant to us. Any resolution of the management board regarding a material change in our identity or character requires approval of the general meeting. In addition, for the duration of the initial approval period, the following additional resolutions of the management board will require approval of the general meeting and our supervisory board:

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transferring the tax domicile of CureVac N.V. and/or the approval of the transfer of the corporate or administrative seat of CureVac AG;

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relocating or ceasing (including by way of disposal, demerger or similar transactions) activities in specified areas in or to a state outside the European Union, except to the extent our supervisory board considers such activities (in particular in the area of the development of vaccines) not to be material for the protection of the health of the population of the European Union;

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entering into mergers, demergers and similar reorganizations and entering into acquisitions of businesses or participations, except to the extent our supervisory board considers such transactions not to be material;

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amendments to the articles of association of CureVac AG which would affect these approval rights during the initial approval period; and

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the exercise of voting rights in CureVac AG approving, directing or causing any of the foregoing matters.

Our management board is entitled to represent the company. The power to represent the company also vests in the chief executive officer individually, as well as in any other two managing directors acting jointly.
Dividends and Other Distributions
Dividends
We may only make distributions, whether a distribution of profits or of freely distributable reserves, to our shareholders to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-in and called-up share capital plus any reserves required by Dutch law or by our articles of association. Under our articles of association, our management board with the approval of our supervisory board may decide that all or part of the profits are carried to reserves. Before reservation of any profit, to the extent that preferred shares have been canceled and preferred distributions on those canceled shares are outstanding, the profits are first to be used to satisfy the outstanding claim to those who held those preferred shares at the moment of such cancellation becoming effective and subsequently if any preferred shares are outstanding, the preferred dividend is paid out on those preferred shares in accordance with our articles of association. The remaining profit will be at the disposal of the general meeting at the proposal of the management board for distribution on the common shares, subject to restrictions of Dutch law and approval by our supervisory board of such proposal of our management board.
We only make a distribution of dividends to our shareholders after the adoption of our annual accounts demonstrating that such distribution is legally permitted. The management board is permitted, subject to certain requirements, to declare interim dividends without the approval of the general meeting, but only with the approval of the supervisory board.
Dividends and other distributions shall be made payable not later than the date determined by the management board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).
Exchange Controls
Under Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations and similar rules. There are no special restrictions in the articles of association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote shares.
Squeeze-Out Procedures
Pursuant to Section 2:92a of the Dutch Civil Code, a shareholder who holds at least 95% of our issued share capital for his or her own account, alone or together with group companies, may initiate proceedings against the other shareholders jointly for the transfer of their shares to such shareholder. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal, or the Enterprise Chamber (Ondernemingskamer), and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to the other shareholders and will determine the price to be paid for the shares, if necessary, after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.
Dissolution and Liquidation
Under our articles of association, we may be dissolved by a resolution of the general meeting, subject to a proposal of the management board approved by our supervisory board. In the event of a dissolution, the liquidation shall be effected by the management board, under supervision of our supervisory board, unless the general meeting decides otherwise. During liquidation, the provisions of our articles of association will remain in force as far as possible. To the extent that any assets remain after payment of all debts, if any preferred shares are outstanding, the preferred dividend is first paid out on those preferred shares in accordance with our articles of association. Any remaining assets shall be distributed to the holders of common shares in proportion of their number of shares.
Dutch Corporate Governance Code
As a listed Dutch public company (naamloze vennootschap), we are subject to the DCGC. The DCGC contains both principles and best practice provisions on corporate governance that regulate relations between the management board, the supervisory board and the general meeting and matters in respect of financial reporting, auditors, disclosure, compliance and enforcement standards. The DCGC is based on a “comply or explain” principle. Accordingly, companies are required to disclose in their statutory annual reports, filed in the Netherlands, whether they comply with the provisions of the DCGC. If they do not comply with these provisions (for example, because of a conflicting Nasdaq requirement), the company is required to give the reasons for such noncompliance.
We do not comply with all principles and best practice provisions of the DCGC. Because the DCGC has only become applicable to us for part of the financial year 2020 (as from August 2020 onwards), during the financial year 2020, we did not comply with the following recommendations from the DCGC (i) to discuss the effectiveness of the design and operation of our internal risk management and control systems with our audit committee and to render this account to our Supervisory Board, (ii) to carry-out the scenario analyses in advance of formulating our remuneration policy and (iii) to determine our pay ratios. We envisage that we will comply with such recommendations of the DCGC during the financial year 2021, to the extent we are not yet compliant with these recommendations. In addition, as of the date of this prospectus, we deviate from the DCGC as summarized below, but cannot exclude the possibility of deviating from additional provisions of the DCGC, including after the date hereof in order to follow market practice or governance practices in the United States.
We have not fully established an internal audit function. Our management board and supervisory board have considered whether setting up an internal audit department would be advisable and believe that given the size, resources, personnel and experience of the Company, adequate alternative measures have been taken.
Under our articles of association, managing directors and supervisory directors can only be dismissed by the general meeting by simple majority, if the supervisory board or, with respect to supervisory directors nominated by dievini or KfW, by dievini (or its legal successor or permitted assigns under the KfW dievini Shareholders’ Agreement) during the nomination period for dievini or by KfW (or its legal successors or permitted assigns under the KfW dievini Shareholders’ Agreement) during the nomination period for KfW, respectively, proposes the dismissal. In other cases, the general meeting can only pass such resolution by a two-thirds majority representing at least half of the issued share capital. The DCGC recommends that the general meeting can pass a resolution to dismiss a managing director or supervisory director by simple majority, representing no more than one-third of the issued share capital.
The DCGC recommends that, for each shareholder or group of affiliated shareholders, who directly or indirectly hold more than ten percent of our issued share capital, there should be no more than one member of our supervisory board who is affiliated with that shareholder or group of shareholders. During the initial nomination period (as defined by our articles of association), dievini (or its legal successor or permitted assigns under the KfW dievini Shareholders’ Agreement) has the right under our articles of association to make a binding nomination for one or more supervisory directors, depending on its shareholding at that time (see above under “Appointment of Managing Directors and Supervisory Directors”) who may be affiliated with dievini. As of the date of this prospectus, two members of our supervisory board are affiliated with dievini.
The DCGC recommends that more than half of the members of our compensation committee and our nomination and corporate governance committee be independent within the meaning of the DCGC. As of the date of this prospectus, more than half of the members of our compensation committee and our nomination and corporate governance committee are not independent within the meaning of the DCGC.
The DCGC recommends against providing equity awards as part of the compensation of a supervisory director. However, we deviate from this recommendation and grant equity awards to our supervisory directors, consistent with U.S. market practice.
Our equity incentive plan, or the Plan, allows us to set the terms and conditions of equity awards granted thereunder. Under the Plan, we may grant common shares that are not subject to a lock-up period of at least five years after the date of grant, and we may grant options without restricting the exercisability of those options during the first three years after the date of grant. In those cases, this would cause additional deviations from the DCGC.
Dutch Financial Reporting Supervision Act
On the basis of the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving), or the FRSA, the Dutch Authority for the Financial Markets (Stichting Autoriteit Financiële Markten), or AFM, supervises the application of financial reporting standards by Dutch companies whose securities are listed on a Dutch or foreign stock exchange.
Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt that the company’s financial reporting meets such standards and (ii) recommend to us the making available of further explanations. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer) order us to (i) make available further explanations as recommended by the AFM, (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare or restate our financial reports in accordance with the Enterprise Chamber’s orders.
Foreign Investment Legislation
Under existing laws of the Netherlands, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations and similar rules. There are no special restrictions in the articles of association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote shares.
Listing
Our common shares are listed on the Nasdaq Global Market under the symbol “CVAC.”
Transfer Agent and Registrar
Our transfer agent and registrar for the common shares is American Stock and Transfer Company.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities, which may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our common shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities, and the material terms of the indenture will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:
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the title of the series;

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the aggregate principal amount;

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the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

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any limit on the aggregate principal amount;

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the date or dates on which principal is payable;

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the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

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the date or dates on which interest, if any, will be payable and any regular record date for the interest payable;

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the place or places where principal and, if applicable, premium and interest, is payable;

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the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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the denominations in which such debt securities may be issuable, if other than denomination of $1,000 or any integral multiple of that number;

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whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

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the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

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the currency of denomination;

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the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

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the provisions, if any, relating to any collateral provided for such debt securities;

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any events of default;

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the terms and conditions, if any, for conversion into or exchange for common shares;

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any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents;

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the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company; and

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if applicable, a discussion of any material United States federal income tax considerations and any other material tax considerations applicable to the debt securities.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities. The warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants being offered and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will set forth, to the extent required, the following terms of the warrants in respect of which the prospectus supplement is delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies in which the price of such warrants will be payable;

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the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

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the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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if applicable, a discussion of any material United States federal income tax considerations and any other material tax considerations applicable to the warrants; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our securities. The subscription rights may be issued independently or together with any other securities, may be attached to, or separate from, such securities and may or may not be transferable by the shareholder receiving the subscription rights. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any unsubscribed securities after such offering. The terms of any subscription rights being offered will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will set forth, to the extent required, the following terms of the subscription rights in respect of which the prospectus supplement is delivered:
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the exercise price;

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the aggregate number of rights to be issued;

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the type and number of securities purchasable upon exercise of each right;

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the procedures and limitations relating to the exercise of the rights;

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the date upon which the exercise of rights will commence;

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the record date, if any, to determine who is entitled to the rights;

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the expiration date;

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the extent to which the rights are transferable;

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information regarding the trading of rights, including the stock exchanges, if any, on which the rights will be listed;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

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if appropriate, a discussion of material U.S. federal income tax considerations;

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if applicable, a discussion of any material United States federal income tax considerations and any other material tax considerations applicable to the subscription rights;

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of the rights; and

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any other material terms of the rights.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement, currencies or commodities.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. A purchase by us or any of our subsidiaries of common shares pursuant to any such purchase contract shall be subject to certain restrictions under Dutch law that generally apply to a repurchase of shares. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. If applicable, we will provide you with information on any material United States federal income tax considerations and any other material tax considerations applicable to the purchase contracts in the applicable prospectus supplement.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, common shares or any combination of such securities. The applicable supplement will describe:
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the terms of the units and of the warrants, debt securities and/or common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units;

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a description of the provisions for the payment, settlement, transfer or exchange of the units; and

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if applicable, a description of any material United States federal income tax considerations and any other material tax considerations applicable to the units.

FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities
We may issue registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of CureVac N.V., the trustees, the warrant agents, the unit agents or any other agent of CureVac N.V., agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

SELLING SECURITY HOLDERS
Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each selling security holder and the number of and type of securities beneficially owned by such selling security holder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling security holders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and/or any selling security holder may sell the securities in one or more of the following ways (or in any combination) from time to time:
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through underwriters or dealers;

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directly to a limited number of purchasers or to a single purchaser;

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in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

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through agents; or

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through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:
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the name or names of any underwriters, dealers or agents;

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the purchase price of such securities and the proceeds to be received by us, if any;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
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negotiated transactions;

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at a fixed public offering price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to prevailing market prices; or

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at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, common shares may be sold on a daily basis on any stock exchange, market or trading facility on which the common shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any common share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our common shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.
We and/or any selling security holder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.
The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Each series of securities will be a new issue of securities and will have no established trading market, other than our common shares, which are listed on the Nasdaq Global Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common shares, may or may not be listed on a national securities exchange.

COMPARISON OF DUTCH CORPORATE LAW AND U.S. CORPORATE LAW
The following comparison between Dutch corporate law, which applies to us, and Delaware corporation law, the law under which many publicly listed corporations in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. Although we believe this summary is materially accurate, the summary is subject to Dutch law, including Book 2 of the Dutch Civil Code and the DCGC and Delaware corporation law, including the Delaware General Corporation Law.
Corporate Governance
Duties of Managing and Supervisory Directors
The Netherlands.    In the Netherlands, a listed company typically has a two-tier board structure with a management board comprised of the managing directors (executive directors) and a supervisory board comprised of the supervisory directors (non-executive directors). We have a two-tier board structure consisting of our management board (bestuur) and a separate supervisory board (raad van commissarissen).
Under Dutch law, the management board is charged with the management of the company, subject to the restrictions contained in our articles of association, and the supervisory board is charged with the supervision of the policy of the management board and the general course of affairs of the company and of the business connected with it. The managing directors may divide their tasks among themselves in or pursuant to the internal rules applicable to the management board. Each managing director and supervisory director has a statutory duty to act in the corporate interest of the company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the company also applies in the event of a proposed sale or breakup of the company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed. Any resolution of the management board regarding a material change in our identity or character requires approval of the general meeting. In addition, during the initial approval period, the following additional resolutions of the management board will require approval of the general meeting and our supervisory board:
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transferring the tax domicile of CureVac N.V. and/or the approval of the transfer of the corporate or administrative seat of CureVac AG;

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relocating or ceasing (including by way of disposal, demerger or similar transactions) activities in specified areas in or to a state outside the European Union, except to the extent our supervisory board considers such activities (in particular in the area of the development of vaccines) not to be material for the protection of the health of the population of the European Union;

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entering into mergers, demergers and similar reorganizations and entering into acquisitions or businesses or participations, except to the extent our supervisory board considers such transactions not to be material;

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amendments to the articles of association of CureVac AG which would affect these approval rights during the initial approval period; and

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the exercise of voting rights in CureVac AG approving, directing or causing any of the foregoing matters.

Under our articles of association, the approval of our supervisory board is also required for resolutions of the management board, including concerning the following matters:
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the making of certain proposals to the general meeting;

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the issue of shares or the granting of rights to subscribe for shares;

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the limitation or exclusion of pre-emption rights;

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the establishment of new activities of us or our direct or indirect subsidiaries in the areas of research, development, production and administration and/or the approval to establish activities of CureVac AG or its subsidiaries in these areas, in each case in a state outside the European Union;

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the acquisition of shares by us in our own capital;

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the drawing up or amendment of our management board rules;

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the performance of legal acts relating to non-cash contributions on shares;

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material changes to the identity or the character of the company or its business;

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the charging of amounts to be paid up on shares against the company’s reserves;

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the making of an interim distribution;

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designating a current or former officer or employee as indemnitees under our articles of association;

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the stipulation of additional terms, conditions and restrictions in relation to the indemnification offered under our articles of association; and

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and such other resolutions as the supervisory board shall have specified in a resolution to that effect and notified to the management board.

Under the internal rules applicable to our management board, certain additional resolutions are subject to the approval of our supervisory board.
Under the internal rules applicable to our supervisory board, resolutions of our supervisory board to approve a resolution of our management board to exclude or limit pre-emption rights (except in connection with the ordinary operation of our equity incentive plans) or to issue shares against non-cash contribution, shall require the approval of a special committee consisting of one supervisory director nominated by dievini (or its legal successors or permitted assigns under the KfW dievini Shareholders’ Agreement) (during the initial nomination period (as defined by our articles of association) for dievini), the supervisory director nominated by KfW (or its legal successors or permitted assigns under the KfW dievini Shareholders’ Agreement) (during the initial nomination period (as defined by our articles of association) for KfW) and, if applicable, one supervisory director nominated by a nomination concert. In this special committee, the affirmative votes of one supervisory director nominated by dievini (or its legal successors or permitted assigns under the KfW dievini Shareholders’ Agreement) (during the initial nomination period (as defined by our articles of association) for dievini) and the supervisory director nominated by KfW (or its legal successors or permitted assigns under the KfW dievini Shareholders’ Agreement) (during the initial nomination period (as defined by our articles of association) for KfW) shall be required. Similarly, the affirmative votes of at least one supervisory director nominated by dievini (or its legal successors or permitted assigns under the KfW dievini Shareholders’ Agreement) (during the initial nomination period (as defined by our articles of association) for dievini) and the supervisory director nominated by KfW (or its legal successors or permitted assigns under the KfW dievini Shareholders’ Agreement) (during the initial nomination period (as defined by our articles of association) for KfW) shall be required for certain resolutions of the supervisory board specified by our articles of association and the internal rules applicable to our supervisory board.
The absence of the approval of the supervisory board shall result in the relevant resolution being null and void but shall not affect the powers of representation of the management board or of the managing directors.
Our management board is entitled to represent us. The power to represent us also vests in the chief executive officer individually, as well as in any other two managing directors acting jointly.
Delaware.    The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or breakup of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

Director Terms
The Netherlands.    The DCGC provides the following best practice recommendations on the terms for tenure of managing directors and supervisory directors:
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Managing directors should be appointed for a maximum period of four years, without limiting the number of consecutive terms managing directors may serve.

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Supervisory directors should be appointed for two consecutive periods of no more than four years. Thereafter, supervisory directors may be reappointed for a maximum of two consecutive periods of no more than two years, provided that any reappointment after an eight-year term of office should be disclosed in the company’s annual report.

The general meeting shall at all times be entitled to suspend or dismiss a managing director or supervisory director. Under our articles of association, the general meeting may only adopt a resolution to suspend or dismiss such director by at least a two-thirds majority of the votes cast, provided that such majority represents more than half of the issued share capital, unless the resolution is passed at the proposal of the supervisory board or, with respect to supervisory directors nominated by dievini or KfW, by dievini (or its legal successor or permitted assigns under the KfW dievini Shareholders’ Agreement) during the nomination period for dievini (or its legal successor or permitted assigns under the KfW dievini Shareholders’ Agreement) or by KfW (or its legal successor or permitted assigns under the KfW dievini Shareholders’ Agreement) during the nomination period for KfW, respectively, in which case a simple majority of the votes cast is sufficient. In addition, the supervisory board may at any time suspend a managing director. A suspension by the supervisory board can at any time be lifted by the general meeting. If a managing director is suspended and the general meeting does not resolve to dismiss him or her within three months from the date of such suspension, the suspension shall lapse.
Delaware.    The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a “classified” board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve.
Director Vacancies
The Netherlands.    Under Dutch law, managing directors and supervisory directors of a company like ours are appointed and reappointed by the general meeting. Under our articles of association, managing directors and supervisory directors are appointed by the general meeting upon the binding nomination by our supervisory board. During the periods specified below, dievini (or its legal successor or permitted assigns under the KfW dievini Shareholders’ Agreement), KfW (or its legal successor or permitted assigns under the KfW dievini Shareholders’ Agreement), and any nomination concert have the right to make a binding nomination for one or more supervisory directors as specified below:
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during the initial nomination period (as defined by our articles of association) for dievini, dievini (or its legal successor or permitted assigns under the KfW dievini Shareholders’ Agreement) will have the right under our articles of association to make a binding nomination for the following number of supervisory directors:

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four (4) supervisory directors for as long as dievini (or its legal successors or permitted assigns under the KfW dievini Shareholders’ Agreement) and its affiliates (as defined by our articles of association) and ultimate beneficiaries (as defined by our articles of association) (individually or collectively) owns at least 70% of our issued share capital;

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three (3) supervisory directors for as long as dievini (or its legal successors or permitted assigns under the KfW dievini Shareholders’ Agreement) and its affiliates (as defined by our articles of association) and ultimate beneficiaries (as defined by our articles of association) (individually or collectively) owns at least 50% (but less than 70%) of our issued share capital;

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two (2) supervisory directors for as long as dievini (or its legal successors or permitted assigns under the KfW dievini Shareholders’ Agreement) and its affiliates (as defined by our articles of association) and ultimate beneficiaries (as defined by our articles of association) (individually or collectively) owns at least 30% (but less than 50%) of our issued share capital; and
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one (1) supervisory director for as long as dievini (or its legal successors or permitted assigns under the KfW dievini Shareholders’ Agreement) and its affiliates (as defined by our articles of association) and ultimate beneficiaries (as defined by our articles of association) (individually or collectively) owns at least 10% (but less than 30%) of our issued share capital.

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during the initial nomination period (as defined by our articles of association) for KfW, KfW (or its legal successor or permitted assigns under the KfW dievini Shareholders’ Agreement) will have the right under our articles of association to make a binding nomination for one supervisory director; and

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at any time, each nomination concert (excluding dievini, its affiliates and its ultimate beneficiaries and excluding KfW and its affiliates for as long as dievini and KfW, respectively, have the nomination rights discussed above) will have the right under our articles of association to make a binding nomination for one supervisory director for each 20% of our issued share capital represented by that nomination concert, provided such nominee is independent from the nomination concert and CureVac N.V. under the DCGC and applicable U.S. securities laws and Nasdaq rules.

The general meeting may at all times overrule the binding nomination by a resolution adopted by a simple majority of the votes cast, provided that such majority represents at least one-third of the issued share capital. If the general meeting overrules the binding nature of a binding nomination, a new nomination shall be prepared by whoever made the overruled nomination.
If dievini, KfW and/or a nomination concert loses the right to nominate one or more of our supervisory directors, as applicable, the supervisory director(s) so nominated must promptly resign. A supervisory director nominated by a nomination concert must also promptly resign once that supervisory director is no longer independent from the nomination concert or our company.
Our supervisory board adopted a diversity policy for the composition of our management board and our supervisory board, as well as a profile for the composition of the supervisory board. The supervisory board shall make any nomination for the appointment of a managing director or supervisory director with due regard to the rules and principles set forth in such diversity policy and profile, as applicable.
Under Dutch law, when nominating a person for appointment or reappointment as a supervisory director, the nomination must be supported by reasons (if it concerns a reappointment, past performance must be taken into consideration) and the following information about such person must be provided: (i) age and profession; (ii) the aggregate nominal value of the shares held in the company’s capital; (iii) present and past positions, to the extent relevant for the performance of the tasks of a supervisory director; and (iv) the name of each entity where such person already holds a position as supervisory director or non-executive director (in case of multiple entities within the same group, the name of the group shall suffice).
Delaware.    The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.
Conflict-of-Interest Transactions
The Netherlands.    Under Dutch law and our articles of association, our managing directors and supervisory directors shall not take part in any discussion or decision-making that involves a subject or transaction in relation to which he or she has a direct or indirect personal conflict of interest with us. Such a conflict of interest would generally arise if the managing director or supervisory director concerned is unable to serve our interests and the business connected with it with the required level of integrity and objectivity due to the existence of the conflicting personal interest. Our articles of association provide that if as a result of conflicts of interests no resolution of the management board can be adopted, the resolution may be passed by the supervisory board and that, if as a result of conflicts of interests no resolution of the supervisory board can be adopted, the resolution may nonetheless be adopted by the supervisory board as if none of the supervisory directors had a conflict of interest. In that case, each supervisory director is entitled to participate in the discussion and decision-making process and to cast a vote.
The DCGC provides the following best practice recommendations in relation to conflicts of interests in respect of managing directors or supervisory directors:
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A managing director should report any potential conflict of interest in a transaction that is of material significance to the company and/or to such person to the chairman of the supervisory board and to the other members of the management board without delay. The managing director should provide all relevant information in that regard, including the information relevant to the situation concerning his or her spouse, registered partner or other life companion, foster child and relatives by blood or marriage up to the second degree;

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A supervisory director should report any conflict of interest or potential conflict of interest in a transaction that is of material significance to the company and/or to such person to the chairman of the supervisory board without delay and should provide all relevant information in that regard, including the relevant information pertaining to his or her spouse, registered partner or other life companion, foster child and relatives by blood or marriage up to the second degree. If the chairman of the supervisory board has a conflict of interest or potential conflict of interest, he or she should report this to the vice-chairman of the supervisory board without delay;

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The supervisory board should decide, outside the presence of the managing director or supervisory director concerned, whether there is a conflict of interest;

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All transactions in which there are conflicts of interest with managing directors or supervisory directors should be agreed on terms that are customary in the market; and

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Decisions to enter into transactions in which there are conflicts of interest with managing directors or supervisory directors that are of material significance to the company and/or to the relevant managing directors or supervisory directors should require the approval of the supervisory board. Such transactions should be published in the annual report, together with a description of the conflict of interest and a declaration that the relevant best practice provisions of the DCGC have been complied with.

Delaware.    The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:
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the material facts as to the director’s relationship or interest are disclosed and a majority of disinterested directors consent;

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the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent; or

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the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Proxy Voting by Directors
The Netherlands.    An absent managing director may issue a proxy for a specific management board meeting but only to another managing director in writing or by electronic means. An absent supervisory director may issue a proxy for a specific supervisory board meeting but only to another supervisory director in writing or by electronic means.
Delaware.    A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.
Shareholder Rights
Voting Rights
The Netherlands.    In accordance with Dutch law and our articles of association, each issued common share confers the right to cast one vote at the general meeting. Each holder of shares may cast as many votes as it holds shares. No votes may be cast on shares that are held by us or our direct or indirect subsidiaries or on shares for which we or our subsidiaries hold depository receipts. Nonetheless, the holders of a right of use and enjoyment (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of use and enjoyment (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of use and enjoyment (vruchtgebruik) or a right of pledge (pandrecht).
In accordance with our articles of association, for each general meeting, the management board may determine that a record date will be applied in order to establish which shareholders are entitled to attend and vote at the general meeting. Such record date shall be the 28th day prior to the day of the general meeting. The record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting which must be published in a Dutch daily newspaper with national distribution at least 15 days prior to the meeting (and such notice may therefore be published after the record date for such meeting). Under our articles of association, shareholders and others with meeting rights under Dutch law must notify us in writing or by electronic means of their identity and intention to attend the general meeting. This notice must be received by us ultimately on the seventh day prior to the general meeting, unless indicated otherwise when such meeting is convened.
Delaware.    Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one-third of the shares entitled to vote at a meeting.
Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.
Shareholder Proposals
The Netherlands.    Pursuant to our articles of association, extraordinary general meetings will be held whenever required under Dutch law or whenever our management board or supervisory board deems such to be appropriate or necessary. Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law representing at least one-tenth of the issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If we have not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the requesting party or parties may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting.
Also, the agenda for a general meeting shall include such items requested by one or more shareholders, and others entitled to attend general meetings, representing at least 3% of the issued share capital, except where the articles of association state a lower percentage. Our articles of association do not state such lower percentage. Requests must be made in writing or by electronic means and received by us at least 60 days before the day of the meeting.
In accordance with the DCGC and our articles of association, a shareholder shall exercise the right of putting an item on the agenda only after consulting the management board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy (for example, the removal of managing directors or supervisory directors), the management board must be given the opportunity to invoke a reasonable period to respond to such intention. Such period shall not exceed 180 days (or such other period as may be stipulated for such purpose by Dutch law and/or the DCGC from time to time). If invoked, the management board must use such response period for further deliberation and constructive consultation, in any event with the shareholders(s) concerned, and shall explore the alternatives. At the end of the response time, the management board shall report on this consultation and the exploration of alternatives to the general meeting. This shall be supervised by our supervisory board. The response period may be invoked only once for any given general meeting and shall not apply: (a) in respect of a matter for which a response period has been previously invoked; or (b) if a shareholder holds at least 75% of the company’s issued share capital as a consequence of a successful public bid. The response period may also be invoked in response to shareholders or others with meeting rights under Dutch law requesting that a general meeting be convened, as described above.
Moreover, our management board, with the approval of our supervisory board, can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a general meeting or their right to request a general meeting, propose an agenda item for our general meeting to dismiss, suspend or appoint one or more managing directors or supervisory directors (or to amend any provision in our articles of association dealing with those matters) or when a public offer for our company is made or announced without our support, provided, in each case, that our management board believes that such proposal or offer materially conflicts with the interests of our company and its business. During a cooling-off period, our general meeting cannot dismiss, suspend or appoint managing directors and supervisory directors (or amend the provisions in our articles of association dealing with those matters) except at the proposal of our management board. During a cooling-off period, our management board must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of our issued share capital at the time the cooling-off period was invoked, as well as with our Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on our website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, our management board must publish a report in respect of its policy and conduct of affairs during the cooling-off period on our website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at our office and must be tabled for discussion at the next general meeting. Shareholders representing at least 3% of our issued share capital may request the Enterprise Chamber for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:
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our management board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our company and its business;

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our management board cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or

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other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no ‘stacking’ of defensive measures).

Delaware.    Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting. However, if a Delaware corporation is subject to the Security and Exchange Commission’s proxy rules, a stockholder who owns at least $2,000 in market value, or 1% of the corporation’s securities entitled to vote, may propose a matter for a vote at an annual or special meeting in accordance with those rules.
Action by Written Consent
The Netherlands.    Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of shareholders, provided that (i) the articles of association allow such action by written consent, (ii) the company has not issued bearer shares or, with its cooperation, depository receipts for shares in its capital, and (iii) the resolution is adopted unanimously by all shareholders that are entitled to vote. Although our articles of association allow for shareholders’ resolutions to be adopted in writing, the requirement of unanimity renders the adoption of shareholder resolutions without holding a meeting not feasible for us as a publicly traded company.
Delaware.    Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.
Appraisal Rights
The Netherlands.    Subject to certain exceptions, Dutch law does not recognize the concept of appraisal or dissenters’ rights. However, Dutch law does provide for squeeze-out procedures as described under “Dividends and Other Distributions  —  Squeeze-Out Procedures.” Also, Dutch law provides for cash exit rights in certain situations for dissenting shareholders of a company organized under Dutch law entering into certain types of mergers. In those situations, a dissenting shareholder may file a claim with the Dutch company for compensation. Such compensation shall then be determined by one or more independent experts. The shares of such shareholder that are subject to such claim will cease to exist as of the moment of entry into effect of the merger.
Delaware.    The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.
Shareholder Suits
The Netherlands.    In the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the company. Only in the event that the cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third party in its own name. Dutch law provides for the possibility to initiate such actions collectively, in which a foundation or an association can act as a class representative and has standing to commence proceedings and claim damages if certain criteria are met. The court will first determine if those criteria are met. If so, the case will go forward as a class action on the merits after a period allowing class members to opt out from the case has lapsed. All members of the class who are residents of the Netherlands and who did not opt out will be bound to the outcome of the case. Residents of other countries must actively opt in in order to be able to benefit from the class action. The defendant is not required to file defenses on the merits prior to the merits phase having commenced. It is possible for the parties to reach a settlement during the merits phase. Such a settlement can be approved by the court, which approval will then bind the members of the class, subject to a second opt out. This new regime applies to claims brought after January 1, 2020 and which relate to certain events that occurred prior to that date. For other matters, the old Dutch class actions regime will apply. Under the old regime, no monetary damages can be sought. Also, a judgment rendered under the old regime will not bind individual class members. Even though Dutch law does not provide for derivative suits, directors and officers can still be subject to liability under U.S. securities laws.
Delaware.    Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.
Repurchase of Shares
The Netherlands.    Under Dutch law, when issuing shares, a public company such as ours may not subscribe for newly issued shares in its own capital. Such company may, however, subject to certain restrictions of Dutch law and its articles of association, acquire shares in its own capital. A listed public company such as ours may acquire fully paid shares in its own capital at any time for no valuable consideration. Furthermore, subject to certain provisions of Dutch law and its articles of association, such company may repurchase fully paid shares in its own capital if (i) the company’s shareholders’ equity less the payment required to make the acquisition does not fall below the sum of paid-in and called-up share capital plus any reserves required by Dutch law or its articles of association and (ii) the aggregate nominal value of shares of the company which the company acquires, holds or on which the company holds a pledge (pandrecht) or which are held by a subsidiary of the company, would not exceed 50% of its then-current issued share capital. Such company may only acquire its own shares if its general meeting has granted the management board the authority to effect such acquisitions.
An acquisition of common shares for a consideration must be authorized by our general meeting. Such authorization may be granted for a maximum period of 18 months and must specify the number of common shares that may be acquired, the manner in which common shares may be acquired and the price limits within which common shares may be acquired. The actual acquisition may only be effected pursuant to a resolution of our management board, with the approval of our supervisory board. Our management board, subject to approval of our supervisory board, has been authorized, for a period of 18 months following the completion of our initial public offering, to cause the repurchase of common shares by us of up to 20% of our issued share capital, for a price per share not exceeding 110% of the average market price of our common shares on the Nasdaq Global Market (such average market price being the average of the closing prices on each of the five consecutive trading days preceding the date the acquisition is agreed upon by us). These shares may be used to deliver shares underlying awards granted pursuant to our equity-based compensation plans.
Our management board, subject to approval by our supervisory board, has also been authorized for a period of 18 months following the completion of our initial public offering to cause the repurchase of preferred shares, for a price which is higher than nil and does not exceed the nominal value thereof. No authorization of the general meeting is required if fully paid common shares are acquired by us with the intention of transferring such common shares to our employees under an applicable employee share purchase plan.
Delaware.    Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.
Anti-Takeover Provisions
The Netherlands.    Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. In this respect, certain provisions of our articles of association may make it more difficult for a third party to acquire control of us or effect a change in our management board and supervisory board. These provisions include:
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the authorization of a class of preferred shares that, after the expiration of the later of the initial period or the initial approval period, may be issued to a protective foundation pursuant to a call option to that effect;

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a provision that our managing directors and supervisory directors are appointed on the basis of a binding nomination, the binding nature of which can only be overruled by a simple majority of votes cast representing at least one-third of our issued share capital;

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a provision that our managing directors and supervisory directors may only be dismissed by the general meeting by a two-thirds majority of votes cast representing more than 50% of our issued share capital (unless the dismissal is proposed by the supervisory board or, with respect to supervisory directors nominated by dievini or KfW, by dievini (or its legal successor) or permitted assigns under the KfW dievini Shareholders’ Agreement during the nomination period for dievini or by KfW

(or its legal successors or permitted assigns under the KfW dievini Shareholders’ Agreement) during the nomination period for KfW, respectively, in which case a simple majority of the votes would be sufficient);
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a provision that where a supervisory director is no longer in office or is unable to act, he or she may be replaced temporarily by a person whom the supervisory board has designated for that purpose and, where a supervisory director who has been appointed upon a nomination of dievini or KfW, as applicable, is no longer in office or unable to act, such supervisory director may only be temporarily replaced by a person designated for such purposes by dievini or KfW, as applicable. Such person shall become a full member of the supervisory board with the rights of the relevant supervisory director appointed upon a nomination of dievini or KfW, as applicable, as soon as a written designation to that effect has been received by the chairman or vice-chairman of our supervisory board, subject to limitations, under applicable law regarding dievini’s rights under this provision;

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a provision allowing, among other matters, a former chairman of our supervisory board, a former nominee of dievini, and a former nominee of KfW, to jointly take on the supervisory functions, which persons jointly may designate one or more other persons to be charged with the supervision of our company (instead of or together with the former chairman of our supervisory board), as applicable, to manage our affairs if all of our managing directors and supervisory directors are removed from office and to appoint others to be charged with the management and supervision of our affairs, until new managing directors and supervisory directors are appointed by the general meeting on the basis of a binding nomination discussed above;

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a provision allowing the management board to temporarily replace a managing director who is no longer in office or unable to act, by another person or persons designated for this purpose by the management board and attributing the management of the company to the supervisory board in case all managing directors are no longer in office or unable to act;

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a provision that certain provisions of our articles of association can only be amended with the affirmative vote of (i) during the nomination period for dievini, dievini (or its legal successors or permitted assigns under the KfW dievini Shareholders’ Agreement) and (ii) during the nomination period for KfW, KfW (or its legal successors or permitted assigns under the KfW dievini Shareholders’ Agreement); and

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a requirement that certain matters, including an amendment of our articles of association, may only be brought to our shareholders for a vote upon a proposal by our management board.

In addition, Dutch law allows for staggered multi-year terms of our managing directors and supervisory directors, as a result of which only part of our managing directors and supervisory directors may be subject to appointment or reappointment in any one year.
Furthermore, our management board may, under certain circumstances invoke a reasonable period of up to 180 days to respond to certain shareholder proposals or a statutory cooling-off period of up to 250 days to respond to certain shareholder proposals or a hostile bid. See above under “Shareholder Proposals.”
Delaware.    In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.
Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation’s voting stock, within three years after the person becomes an interested stockholder, unless:
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the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transactions;

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after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or
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after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. Such an amendment is not effective until 12 months following its adoption.
Inspection of Books and Records
The Netherlands.   The management board and the supervisory board provide the general meeting, within a reasonable amount of time, all information that the shareholders require for the exercise of their powers, unless this would be contrary to an overriding interest of our company. If the management board or supervisory board invokes such an overriding interest, it must give reasons.
Delaware.    Under the Delaware General Corporation Law, any stockholder may inspect for any proper purpose certain of the corporation’s books and records during the corporation’s usual hours of business.
Dismissal of Directors
The Netherlands.    Under our articles of association, the general meeting shall at all times be entitled to dismiss a managing director or supervisory director. The general meeting may only adopt a resolution to suspend or dismiss a managing director or supervisory director by at least a two-thirds majority of the votes cast, provided that such majority represents more than half of the issued share capital, unless the proposal was made by the supervisory board or, with respect to supervisory directors nominated by dievini or KfW, by dievini (or its legal successor or permitted assigns under the KfW dievini Shareholders’ Agreement) during the nomination period for dievini or by KfW (or its legal successor or permitted assigns under the KfW dievini Shareholders’ Agreement) during the nomination period for KfW, respectively, in which latter case a simple majority is sufficient.
Delaware.    Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he or she is a part.
Issuance of Shares
The Netherlands.    Under Dutch law, a company’s general meeting is the corporate body authorized to resolve on the issuance of shares and the granting of rights to subscribe for shares. The general meeting can delegate such authority to another corporate body of the company, such as the management board, for a period not exceeding five years; this authorization may only be extended from time to time for a maximum period of five years. In order for a resolution of the general meeting on an issuance or an authorization as discussed in the previous sentence to be valid, a prior or simultaneous approval shall be required from each meeting of holders of a certain class of shares whose rights are prejudiced by the issuance.
Our management board, subject to approval of our supervisory board, has been authorized, for a period of five years from the completion of our initial public offering, to issue shares or grant rights to subscribe for shares up to our authorized share capital from time to time. We may not subscribe for our own shares on issue.

Delaware.   All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.
Preemptive Rights
The Netherlands.    Under Dutch law, in the event of an issuance of common shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the common shares held by such holder (with the exception of common shares to be issued to employees or common shares issued against a contribution other than in cash or pursuant to the exercise of a previously acquired right to subscribe for shares). Our preferred shares carry no preemptive rights. Under our articles of association, the preemptive rights in respect of newly issued common shares may be restricted or excluded by a resolution of the general meeting. Another corporate body, such as the management board, may restrict or exclude the preemptive rights in respect of newly issued common shares if it has been designated as the authorized body to do so by the general meeting. Such designation can be granted for a period not exceeding five years. A resolution of the general meeting to restrict or exclude the preemptive rights or to designate another corporate body as the authorized body to do so requires a majority of not less than two-thirds of the votes cast, if less than one-half of our issued share capital is represented at the meeting. Our management board, subject to approval of our supervisory board, has been authorized, for a period of five years from the completion of our initial public offering, to limit or exclude preemptive rights in relation to an issuance of shares or a grant of rights to subscribe for shares that the management board is authorized to resolve upon. See “Issuance of Shares.”
Delaware.    Under the Delaware General Corporation Law, stockholders have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.
Dividends
The Netherlands.    Dutch law provides that dividends (if it concerns a distribution of profits) may be distributed after adoption of the annual accounts by the general meeting from which it appears that such dividend distribution is allowed. Moreover, dividends may be distributed, whether as a distribution of profits or of freely distributable reserves, only to the extent the shareholders’ equity exceeds the amount of the paid-in and called-up issued share capital and the reserves that must be maintained under the law or the articles of association. Interim dividends may be declared as provided in the articles of association and may be distributed to the extent that the shareholders’ equity exceeds the amount of the paid-in and called-up issued share capital plus any reserves as described above as apparent from our interim financial statements prepared under Dutch law.
Under our articles of association, our management board, with the approval of our supervisory board, may decide that all or part of the profits are carried to reserves. Before reservation of any profit, to the extent that preferred shares have been canceled and preferred distributions on those canceled shares are outstanding, the profits are first to be used to satisfy the outstanding claim to those who held those preferred shares at the moment of such cancellation becoming effective and subsequently if any preferred shares are outstanding, the preferred dividend is paid out of the remaining profit on the preferred shares in accordance with our articles of association. The remaining profit will be at the disposal of the general meeting at the proposal of the management board for distribution on the common shares, subject to restrictions of Dutch law and approval by our supervisory board of such proposal of our management board. Our management board is permitted, subject to certain requirements, to declare interim dividends without the approval of the general meeting, but only with the approval of the supervisory board. Dividends and other distributions shall be made payable not later than the date determined by the management board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).
Delaware.    Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of common stock, property or cash.
Shareholder Vote on Certain Reorganizations
The Netherlands.    Under Dutch law, the general meeting must approve resolutions of the management board relating to a significant change in the identity or the character of the company or the business of the company, which includes:
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a transfer of the business or virtually the entire business to a third party;

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the entry into or termination of a long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of a far-reaching significance for the company; and

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the acquisition or divestment by the company or a subsidiary of a participating interest in the capital of a company having a value of at least one-third of the amount of its assets according to its balance sheet and explanatory notes or, if the company prepares a consolidated balance sheet, according to its consolidated balance sheet and explanatory notes in the last adopted annual accounts of the company.

Delaware.    Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.
Under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (i) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (ii) the shares of stock of the surviving corporation are not changed in the merger and (iii) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.
Remuneration of Managing Directors and Supervisory Directors
The Netherlands.    The supervisory board determines the remuneration of individual managing directors with due observance of the compensation policy at the recommendation of our compensation committee. A proposal with respect to remuneration schemes in the form of shares or rights to shares in which managing directors may participate is subject to approval by our general meeting. Such a proposal must set out at least the maximum number of shares or rights to subscribe for shares to be granted to the managing directors and the criteria for granting or amendment. The compensation for our supervisory directors is set by the general meeting.
Delaware.    Under the Delaware General Corporation Law, the stockholders do not generally have the right to approve the compensation policy for directors or the senior management of the corporation, although certain aspects of the compensation policy may be subject to stockholder vote due to the provisions of U.S. federal securities and tax law.

EXPENSES
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement:
Expenses	Amount
U.S. Securities and Exchange Commission registration fee(1)	$65,460
FINRA filing fee	225,500
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Miscellaneous costs	(2)
Total	$(2)

(1)
The registration fee paid to the U.S. Securities and Exchange Commission relates solely to the $600,000,000 of common shares that may be sold pursuant to our “at-the-market” offering within the meaning of Rule 415(a)(4) of the Securities Act, or through a market maker or into an existing trading market on an exchange or otherwise. The registration fee owed to the U.S. Securities and Exchange Commission by us for other securities that may be sold by us or the selling stock holders, pursuant to this prospectus, has been omitted because the fee is being deferred pursuant to Rule 456(b) and Rule 457(r) under the Securities Act.

(2)
These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

LEGAL MATTERS
The validity of the securities and certain other matters of Dutch law will be passed upon for us by NautaDutilh N.V., Amsterdam, the Netherlands. Certain matters of U.S. federal law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.
EXPERTS
The consolidated financial statements of CureVac N.V., appearing in the Annual Report on Form 20-F for the year ended December 31, 2020, have been audited by Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance on such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEMENT OF JUDGMENTS
We are incorporated under the laws of the Netherlands and, as such, Dutch private international law governs the rights of our shareholders and the civil liability of our managing directors, supervisory directors and executive officers are governed in certain respects by the laws of the Netherlands. Our headquarters are located in Germany. Substantially all of our assets are located outside the United States. The majority of our managing directors and supervisory directors reside outside the United States. The ability of our shareholders in certain countries other than the Netherlands to bring an action against us or our managing directors, supervisory directors and executive officers may be limited under applicable law. As a result, it may not be possible for shareholders to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. In addition, it is not clear whether a Dutch court would impose civil liability on us or any of our managing directors, supervisory directors and executive officers in an original action based solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in the Netherlands.
As of the date of this prospectus, the United States and the Netherlands do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. With respect to choice of court agreements in civil or commercial matters, the Hague Convention on Choice of Court Agreements has entered into force for the Netherlands, but has not entered into force for the United States. Accordingly, a judgment rendered by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized and enforced by the competent Dutch courts. However, if a person has obtained a judgment rendered by a court in the United States that is enforceable under the laws of the United States and files a claim with the competent Dutch court, the Dutch court will in principle give binding effect to that foreign judgment if (i) the jurisdiction of the foreign court was based on a ground of jurisdiction that is generally acceptable according to international standards, (ii) the judgment by the foreign court was rendered in legal proceedings that comply with the Dutch standards of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging), (iii) binding effect of such foreign judgment is not contrary to Dutch public order (openbare orde) and (iv) the judgment by the foreign court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for recognition in the Netherlands. However, even if such a foreign judgment is given binding effect, a claim based on that foreign judgment may still be rejected if the foreign judgment is not or no longer formally enforceable.
The United States and Germany currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, in civil and commercial matters. Consequently, a final judgment for payment or declaratory judgments given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in Germany. German courts may deny the recognition and enforcement of a judgment rendered by a U.S. court if they consider the U.S. court not to be competent or the decision to be in violation of German public policy principles. For example, judgments awarding punitive damages are generally not enforceable in Germany. A German court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages.
In addition, actions brought in a German court against us, our management board and supervisory board and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. German procedural law does not provide for pre-trial discovery of documents, nor does Germany support pre-trial discovery of documents under the 1970 Hague Evidence Convention. Proceedings in Germany would have to be conducted in the German language and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, our management board and supervisory board and the experts named in this prospectus.

Based on the lack of a treaty as described above, there can be no assurance that U.S. investors will be able to enforce against us or managing directors, supervisory directors, executive officers or certain experts named herein who are residents of or possessing assets in the Netherlands, Germany, or other countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the Securities and Exchange Commission a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the Securities and Exchange Commission. For more detail about us and the securities that may be offered by this prospectus, you may examine the registration statement on Form F-3 and the exhibits filed with it at the website provided in the previous paragraph.
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the Securities and Exchange Commission, including annual reports on Form 20-F and reports on Form 6-K. The Securities and Exchange Commission maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the Securities and Exchange Commission. The address of that website is www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, managing directors, supervisory directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
We will send the transfer agent a copy of all notices of shareholders’ meetings and other reports, communications and information that are made generally available to shareholders. The transfer agent has agreed to mail to all shareholders a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the transfer agent and will make available to all shareholders such notices and all such other reports and communications received by the transfer agent.
We maintain a corporate website at www.curevac.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

INFORMATION INCORPORATED BY REFERENCE
The rules of the Securities and Exchange Commission allow us to incorporate by reference information in this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference in this prospectus is considered to be a part of this prospectus. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference the documents listed below:
•
our Annual Report on Form 20-F for the year ended December 31, 2020;

•
our Reports on Form 6-K furnished to the Securities and Exchange Commission on January 19, 2021, May 13, 2021 (excluding the statements of CureVac N.V.’s Chief Scientific Officer and GlaxoSmithKline plc’s President of R&D contained in Exhibit 99.1 thereto), May 26, 2021 (excluding the statements of CureVac N.V.’s Chief Executive Officer and CureVac N.V.’s Chief Financial Officer and excluding the financial information starting with the header “Financial Update for the First Quarter of 2021” and ending before the header “About CVnCoV” and excluding the financial information contained under the header “Cash and Condensed Consolidated Profit and Loss Data” contained in Exhibit 99.1 thereto), June 2, 2021 (excluding the statements of CureVac N.V.’s Chairman of the Supervisory Board, CureVac N.V.’s Chief Executive Officer and CureVac N.V.’s Chief Development Officer contained in Exhibit 99.1 thereto), June 23, 2021 (excluding the statements of CureVac N.V.’s Chairman of the Supervisory Board contained in Exhibit 99.1 thereto), June 24, 2021, June 29, 2021, June 30, 2021 (excluding the statements of CureVac N.V.’s Chairman of the Supervisory Board, CureVac N.V’s Chief Executive Officer, CureVac N.V.’s Chief Production Officer and CureVac N.V.’s Chief Operating Officer contained in Exhibits 99.1 thereto), August 16, 2021 (excluding the statements of GSK’s Chief Scientist and head of GSK Vaccines R&D, CureVac N.V.’s Chief Executive Officer and CureVac N.V.’s Chief Financial Officer and excluding the financial information starting with the header “Financial Update for the Second Quarter and First Half of 2021” and ending before the header “About CureVac” and excluding the financial information contained under the header “Cash and Condensed Consolidated Profit and Loss Data” contained in Exhibits 99.1 thereto), August 30, 2021 (excluding the statements of Dr. Amar Deep Sharma contained in Exhibit 99.1 thereto), August 31, 2021 and September 14, 2021 (excluding the statements of CureVac N.V.’s Chief Operating Officer contained in Exhibit 99.1 thereto); and

•
the description of our common shares contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on August 13, 2020, as updated by the description of our common shares filed as Exhibit 2.5 to the Annual Report, including any amendments or supplements thereto.

All annual reports we file with the Securities and Exchange Commission pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the Securities and Exchange Commission by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.
Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing at Friedrich-Miescher-Strasse 15, 72076 Tübingen, Germany or via telephone at +49 7071 9883 0. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information filed by us electronically at http://www.sec.gov.

$200,000,000
CureVac N.V.
Common Shares

PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC Jefferies SVB Securities
Van Lanschot Kempen
February   , 2023